Exhibit 10.1

LOAN AGREEMENT

Dated as of November 2, 2012

Between

SOLOMONS BEACON INN LIMITED PARTNERSHIP,

as Borrower,

and

TRS SUBSIDIARY, LLC,

as Operating Lessee,

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

as Lender

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3.1.8	No Plan Assets	31
3.1.9	Compliance	31
3.1.10	Financial Information	32
3.1.11	Condemnation	32
3.1.12	Utilities and Public Access	32
3.1.13	Separate Lots	32
3.1.14	Assessments	32
3.1.15	Enforceability	33
3.1.16	Intentionally Omitted	33
3.1.17	Insurance	33
3.1.18	Licenses	33
3.1.19	Flood Zone	33
3.1.20	Physical Condition	33
3.1.21	Boundaries	33
3.1.22	Leases	34
3.1.23	Filing and Recording Taxes	34
3.1.24	Single Purpose	35
3.1.25	Tax Filings	44
3.1.26	Solvency	45
3.1.27	Federal Reserve Regulations	45
3.1.28	Organizational Chart	45
3.1.29	Bank Holding Company	45
3.1.30	Investment Company Act	45
3.1.31	No Bankruptcy Filing	45
3.1.32	Full and Accurate Disclosure	46
3.1.33	Foreign Person	46
3.1.34	No Change in Facts or Circumstances; Disclosure	46
3.1.35	Management Agreement	46
3.1.36	Perfection of Accounts	46
3.1.37	REA Representations	46
3.1.38	Material Agreements	47
3.1.39	Illegal Activity/Forfeiture	47
3.1.40	Guarantor and Sponsor Representations	47
3.1.41	Embargoed Person	47
3.1.42	Patriot Act	48
3.1.43	[Intentionally Omitted]	49
3.1.44	Collective Bargaining	49
3.1.45	Franchise Agreement and Related Hotel Matters	49
3.1.46	Property	50
Section 3.2	Survival of Representations	50

IV. BORROWER COVENANTS		50

Section 4.1	Borrower Affirmative Covenants	50
4.1.1	Existence; Compliance with Legal Requirements	50
4.1.2	Taxes and Other Charges	51

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4.1.3	Litigation	51
4.1.4	Access to Property	51
4.1.5	Further Assurances; Supplemental Mortgage Affidavits	51
4.1.6	Financial Reporting	52
4.1.7	Title to the Property	55
4.1.8	Estoppel Statement	55
4.1.9	Leases	55
4.1.10	Alterations	57
4.1.11	[Intentionally Omitted.]	57
4.1.12	Material Agreements	57
4.1.13	Performance by Borrower and Operating Lessee	58
4.1.14	Costs of Enforcement/Remedying Defaults	58
4.1.15	Business and Operations	59
4.1.16	Loan Fees	59
4.1.17	REA Covenants	59
4.1.18	Intentionally Omitted	59
4.1.19	Intentionally Omitted	59
4.1.20	Maintenance of Property	59
4.1.21	Permitted Equipment Leases	60
4.1.22	Franchise Agreement	60
4.1.23	Operating Lease	62
Section 4.2	Borrower Negative Covenants	62
4.2.1	Due on Sale and Encumbrance; Transfers of Interests	62
4.2.2	[Intentionally Omitted]	64
4.2.3	Dissolution	64
4.2.4	Change in Business	64
4.2.5	Debt Cancellation	64
4.2.6	Distributions	64
4.2.7	Zoning	64
4.2.8	[Intentionally omitted]	64
4.2.9	No Joint Assessment	64
4.2.10	Principal Place of Business	64
4.2.11	ERISA	65

V. INSURANCE, CASUALTY AND CONDEMNATION		66

Section 5.1	Insurance	66
5.1.1	Insurance Policies	66
5.1.2	Insurance Company	70
Section 5.2	Casualty and Condemnation	71
5.2.1	Casualty	71
5.2.2	Condemnation	71
5.2.3	Casualty Proceeds	72
Section 5.3	Delivery of Net Proceeds	72
5.3.1	Minor Casualty or Condemnation	72
5.3.2	Major Casualty or Condemnation	72

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VI. RESERVE FUNDS		76

Section 6.1	Required Repair Fund	76
6.1.1	Deposit of Required Repair Funds	76
6.1.2	Release of Required Repair Funds	76
Section 6.2	Tax Funds	77
6.2.1	Deposits of Tax Funds	77
6.2.2	Release of Tax Funds	77
Section 6.3	Insurance Funds	77
6.3.1	Deposits of Insurance Funds	77
6.3.2	Release of Insurance Funds	78
Section 6.4	FF&E Expenditure Funds	78
6.4.1	Deposits of FF&E Expenditure Funds	78
6.4.2	Release of FF&E Expenditure Funds	78
Section 6.5	Franchise Funds	80
Section 6.6	[Intentionally Omitted]	80
Section 6.7	[Intentionally Omitted]	80
Section 6.8	Application of Reserve Funds	80
Section 6.9	Security Interest in Reserve Funds and Interest on Reserve Funds	80
6.9.1	Grant of Security Interest	80
6.9.2	Interest on Reserve Funds	80
6.9.3	Income Taxes	81
6.9.4	Prohibition Against Further Encumbrance	81
6.9.5	Reserve Fund Indemnification	81
6.9.6	Reserve Fund Fees and Expenses	81

VII. PROPERTY MANAGEMENT		81

Section 7.1	The Management Agreement	81
Section 7.2	Prohibition Against Termination or Modification	82
Section 7.3	Replacement of Manager	82

VIII. PERMITTED TRANSFERS		82

Section 8.1	Permitted Total Transfer of the Property (Total Assumption)	82
Section 8.2	Permitted Transfers of Equity Interests	85
Section 8.3	Easements	86

IX. SALE AND SECURITIZATION OF LOAN		86

Section 9.1	Sale of Loan and Securitization	86
Section 9.2	Securitization Indemnification	89
Section 9.3	Intentionally Omitted	92
Section 9.4	Mezzanine Option	92
Section 9.5	Reserves/Escrows	92

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SCHEDULES

Schedule I	–	Intentionally Omitted
Schedule II	–	Required Repairs
Schedule III	–	Organizational Chart
Schedule IV	–	Intentionally Omitted
Schedule V	–	Description of REA
Schedule VI	–	Allocated Loan Amounts

Schedule VII-1 –	Franchise Agreements
Schedule VII-2 –	Franchise Agreement Expiration Dates
Schedule VIII –	Franchisor
Schedule IX –	Individual Properties
Schedule X –	Equipment Leases
Schedule XI –	Commercial Leases
Schedule XII –	Smith Travel Reports
Schedule XIII –	Intentionally Omitted
Schedule XIV –	Manager
Schedule XV –	Prior Property
Schedule XVI –	Insurance Claims
Schedule XVII –	Future Work to be Performed by Franchisee
Schedule XVIII –	Franchisor Termination Rights

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November 2, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1585 Broadway, New York, New York 10036 (together with its successors and assigns, “Lender”), SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership, having an address at 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701 (together with its permitted successors and permitted assigns, “Borrower”) and TRS SUBSIDIARY, LLC, a Delaware limited liability company, having an address at 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701 (together with its permitted successors and permitted assigns, “Operating Lessee”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable LLC” shall mean a limited liability company formed under Delaware or Maryland law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Act” shall have the meaning set forth in Section 3.1.24(e)(I) hereof.

“Actual Debt Service Coverage Ratio” shall mean as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient obtained by dividing (1) the Adjusted Net Cash Flow by (2) the aggregate actual Debt Service (excluding Reserve Funds) projected over the twelve (12) month period subsequent to the date of calculation. Lender’s calculation of the Actual Debt Service Coverage Ratio shall be conclusive and binding on Borrower absent manifest error.

“Adjusted Net Cash Flow” shall mean Underwritten NOI less FF&E expenditures equal to the greater of (1) four percent (4%) of Operating Income and (2) deposits of FF&E Expenditure Funds (excluding the Initial FF&E Deposit) by Borrower with Lender on a trailing twelve (12) month period.

“Adverse REMIC Event” shall mean, with respect to any REMIC Trust formed pursuant to a securitization of any portion of the Loan, (i) the endangerment of the status of such REMIC Trust, (ii) the imposition of a tax upon such REMIC Trust or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code), or (iii) any event that may cause the Loan to fail to satisfy the REMIC Requirements.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any managing agent of any Individual Property in which Borrower, Operating Lessee, Guarantor, Sponsor, any SPC Party (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Allocated Loan Amount” shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule VI attached hereto, as such amounts may be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Debt due to either a regular payment of monthly Debt Service and/or a prepayment of the Loan in accordance with the terms hereof, each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing or anything herein to the contrary, (a) any partial prepayment made pursuant to Section 2.6 hereof shall be applied to the Allocated Loan Amount of each Individual Property in accordance with Section 2.6(a)(vi) (b) in the event of a Casualty or Condemnation whereby Net Proceeds shall be applied to the Debt pursuant to the terms of Section 5.3 hereof, then such Net Proceeds shall be applied (1) first, to reduce the Allocated Loan Amount of the Individual Property affected by such Casualty or Condemnation and (2) second, pro rata to reduce the Allocated Loan Amounts of each of the other Individual Properties and (c) notwithstanding the terms of the foregoing clause (b), when the Debt is reduced as the result of Lender’s receipt of proceeds with respect to a Condemnation or Casualty affecting one hundred percent (100%) of an Individual Property, the Allocated Loan Amount for such Individual Property with respect to which the insurance proceeds or Award were received shall, at Lender’s sole discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the “Withdrawn Allocated Amount”), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds such proceeds (such excess being referred to as the “Proceeds Deficiency”), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean, with respect to each Individual Property, two and one-half percent (2.5%) of the initial Allocated Loan Amount with respect to such Individual Property.

“Annual Budget” shall mean the operating and capital budget for all Individual Properties on a combined basis and for each Individual Property setting forth Borrower’s good faith estimate of Operating Income, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting, the Uniform System of Accounts, or such other method of accounting, in each case consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(e) hereof.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall only be deemed Approved ID Providers to the extent acceptable to the Rating Agencies and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

“Assignment of Leases” shall mean, individually and/or collectively, as the context may require, each Assignment of Leases and Rents and Security Agreement made by Operating Lessee in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases and Rents” shall mean, individually and/or collectively, as the context may require, each Assignment of Leases and Rents made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean, individually and/or collectively (as the context requires), each Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Operating Lessee, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of an Individual Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Borrower” shall mean Solomons Beacon Inn Limited Partnership, a Maryland limited partnership, together with its permitted successors and permitted assigns.

“Borrower Parties” shall mean Borrower, Operating Lessee, Guarantor, and each of their respective Affiliates that has executed any Loan Document.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Buyer” shall have the meaning set forth in Section 8.1(b) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Operating Lessee and Manager.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any of the Individual Properties or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d) hereof.

“Closing Date” shall mean the date of funding the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Payment” shall have the meaning set forth in Section 5.3.1 hereof.

“Condemnation Net Proceeds” shall have the meaning set forth in the definition of “Net Proceeds.”

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Constituent Members” shall have the meaning set forth in Section 3.1.24(g) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 9.2(f) hereof.

“CPI” shall mean “The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)” issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau”). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Agreement not been made. If at any time during the term of the Loan the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

“Creditors Rights Laws” shall have the meaning set forth in Section 3.1.24(e)(II) hereof.

“Current Cleveland Franchise Agreement” shall mean that certain Franchise License Agreement, dated as of October 26, 2004, by and between Promus Hotels, Inc., a Delaware corporation, and Operating Lessee.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note (excluding any balloon payment due and payable on the Maturity Date).

“Debt Yield” shall mean, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient obtained by dividing (1) Underwritten NOI as of such date by (2) the outstanding principal amount of the Loan as of such date. Lender’s calculation of the Debt Yield shall be conclusive and binding on Borrower absent manifest error.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

“DI Farmville Franchise Agreement” shall mean that certain License Agreement dated as of March 30, 2004, by and between Days Inns Worldwide, Inc., a Delaware corporation (“DI”), and TRS Leasing, Inc. (“TRS”), as amended by that certain Amendment to License Agreement dated as of December 5, 2007 by and between DI and TRS, and as further assigned by that certain Assignment and Assumption Agreement dated as of October 13, 2011, by and among TRS, Operating Lessee and DI.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.

“Embargoed Person” shall have the meaning set forth in Section 3.1.41 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender.

“Equipment” shall have the meaning set forth in the granting clause of the Security Instrument.

“Equity Collateral” shall have the meaning set forth in Section 9.4 hereof.

“ERISA” shall have the meaning set forth in Section 4.2.11 hereof.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.1(c) hereof.

“Exculpated Parties” shall have the meaning set forth in Section 11.22 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(e) hereof.

“FF&E” shall mean repair and/or replacement of the furnishings, fixtures, equipment and other items to the extent the same are properly capitalized in accordance with the Approved Accounting Method.

“FF&E Expenditures” for any period shall mean amounts expended for FF&E as set forth in the Approved Annual Budget.

“FF&E Expenditures Work” shall mean any labor performed or materials installed in connection with any FF&E Expenditure.

“FF&E Expenditure Funds” shall have the meaning set forth in Section 6.4 hereof.

“FF&E Expenditure Monthly Deposit” shall mean (i) from the Closing Date through and including the Monthly Payment Date occurring in December 2013, an amount equal to $101,596.33 and (ii) on each Monthly Payment Date thereafter through and including the Maturity Date, an amount equal to 1/12th of six percent (6%) of the Operating Income the preceding calendar year.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified).

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Florida Security Instrument” shall mean shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement executed by Borrower, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Franchise Agreement” shall mean, individually and/or collectively (as the context requires), each franchise agreement more particularly described on Schedule VII-1 attached hereto, between Operating Lessee and the applicable Franchisor, as each of the same may be amended, supplemented or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, any Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchisee Default Trigger Period” means a period (A) commencing upon Operating Lessee being in default under the Franchise Agreement beyond applicable notice and cure periods and (B) expiring upon the first to occur of Lender’s receipt of evidence reasonably acceptable to Lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Franchisor in form and substance acceptable to Lender) that (1) Operating Lessee has cured all defaults under the applicable Franchise Agreement and (2) there has been no default by Operating Lessee under the Franchise Agreement for a period of sixty (60) consecutive days.

“Franchise Funds” shall have the meaning set forth in Section 6.5 hereof.

“Franchise Notice Date” shall have the meaning set forth in Section 4.1.22(d) hereof.

“Franchise Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents related to, in each case, the Franchise Agreement and other related matters (including, without limitation, those contained in Section 4.1.22 hereof).

“Franchise Replacement” shall have the meaning set forth in Section 4.1.22(d) hereof.

“Franchise Termination Trigger Period” means a period (A) commencing upon any termination or cancellation of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Franchise Agreement failing to otherwise be in full force and effect and (B) expiring upon the satisfaction of the following conditions: (1) Operating Lessee shall enter into a Replacement Franchise Agreement with a Qualified Franchisor, (2) Operating Lessee shall be in actual physical possession of the hotel under such Replacement Franchise Agreement and such hotel shall be open to the public for business for a period of sixty (60) consecutive days and (3) neither Operating Lessee nor such Qualified Franchisor shall be in default under such Replacement Franchise Agreement.

“Franchise Trigger Period” shall mean a period commencing upon the earlier of (i) the occurrence of a Franchise Termination Trigger Period or (ii) the occurrence of a Franchise Default Trigger Period, which such Franchise Trigger Period shall expire (A) with regard to any Franchise Trigger Period commenced in connection with clause (i) above, upon a Franchise Termination Trigger Period ceasing to exist in accordance with the terms hereof (provided that a Franchise Trigger Period is not continuing pursuant to clause (ii) above), and (B) with regard to any Franchise Trigger Period commenced in connection with clause (ii) above, upon a Franchise Default Trigger Period ceasing to exist in accordance with the terms hereof (provided that a Franchise Trigger Period is not continuing pursuant to clause (i) above).

“Franchisor” shall mean with respect to each Individual Property, the Franchisor more particularly described on Schedule VIII attached hereto, or, if the context requires, a Qualified Franchisor.

“Full Replacement Cost” shall have the meaning set forth in Section 5.1.1(a)(i) hereof.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean Supertel Hospitality, Inc., a Virginia corporation.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

“Improvements” with respect to each Individual Property, shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for unreimbursed amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Independent Director” shall have the meaning set forth in Section 3.1.24(f) hereof.

“Individual Property” shall mean, as applicable, each of the properties set forth on Schedule IX attached hereto, together with the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument relating to such property, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clause of the Security Instrument relating to such property.

“Initial FF&E Deposit” shall have the meaning set forth in Section 6.4 hereof.

“Interest Rate” shall mean a rate per annum equal to five and eighty-three hundredths percent (5.83%).

“Insolvency Opinion” shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by McGrath North Mullin & Kratz, PC LLO in connection with the Loan.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b) hereof.

“Key Largo Lease” shall mean that certain Berthing Lease by and between Borrower and Sun Day Inc., dated as of December 1, 2011.

“Key Largo Property” shall mean the Individual Property located at 201 Ocean Drive, Key Largo, Florida.

“Kroll” shall mean Kroll Bond Rating Agency, Inc.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property (other than room rentals, slip rentals and storage agreements which (a) are executed in the ordinary course of business, and (b) have a term of one year or less), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, with respect to Borrower and each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall mean Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, together with its successors and assigns.

“Lender Indemnitees” shall have the meaning set forth in Section 11.13.2 hereof.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 3.1.18 hereof

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, claim, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting such Individual Property or any portion thereof or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“LLC Agreement” shall have the meaning set forth in Section 3.1.24(e)(I) hereof.

“Loan” shall mean the loan in the original principal amount of Thirty Million Six Hundred Twenty-Two Thousand and No/100 Dollars ($30,622,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 9.1(b)(iv) hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Cash Management Agreement, the Assignment of Leases, the Assignment of Leases and Rents, the Restricted Account Agreement, the Environmental Indemnity, the Guaranty, the Assignment of Management Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Losses” shall mean liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel related thereto).

“Major Lease” shall mean, as to each applicable Individual Property, (i) the Operating Lease, (ii) any Lease for commercial or retail space at the Individual Property (other than the Key Largo Lease) which Lease either has (x) a rental payment of more than $25,000 per annum or (y) a term of more than one year (unless such Lease may be terminated upon thirty (30) days’ notice or less without payment of any termination fee)), (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Individual Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at such Individual Property), or (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (ii) or (iii) above.

“Management Agreement” shall mean, individually and/or collectively, as the context may require, each management agreement entered into by and between Operating Lessee, the Manager and certain Affiliates of Operating Lessee, pursuant to which the Manager is to provide management and other services with respect to such Individual Property. As used herein, the term “Management Agreement” shall only refer to the Management Agreement as the same applies to the applicable Individual Properties set forth on Schedule IX attached hereto.

“Manager” shall mean (i) with respect to each Individual Property, the entity associated therewith as set forth on Schedule XIV attached hereto or (ii) any other manager of an Individual Property approved in accordance with the terms and conditions of the Loan Documents.

“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the business, profits, prospects, management, use, operations or condition (financial or otherwise) of Borrower, Operating Lessee, Guarantor, Sponsor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the applicable Security Instrument or the other Loan Documents or (v) the ability of Guarantor to perform its obligations under the Guaranty.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Individual Property, other than the Management Agreement, the Franchise Agreement, the Leases and the Permitted Equipment Leases, as to which either (i) there is an obligation of Borrower to pay more than $25,000 per annum; or (ii) the term thereof extends beyond one year (unless cancelable on ninety (90) days or less notice without requiring the payment of termination fees or payments of any kind).

“Maturity Date” shall mean December 1, 2017, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 3.1.24(e)(I) hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 9.4 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 9.4 hereof.

“Minimum Debt Service Coverage Ratio” shall mean an Actual Debt Service Coverage Ratio of 1.55 to 1.00.

“Minimum Debt Yield” shall mean a Debt Yield of no less than fourteen percent (14)%.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Debt Service Payment Amount” shall mean a constant monthly payment of $229,246.12.

“Monthly Payment Date” shall mean the 1st day of every calendar month occurring during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on January 1, 2013 and continuing to and including the Maturity Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall mean MSMCH and its Affiliates.

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Morningstar” shall mean Morningstar, Inc., an Illinois corporation.

“MSMCH” shall mean Morgan Stanley Mortgage Capital Holdings LLC.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award relating to a Condemnation of an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award (“Condemnation Net Proceeds”).

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f) hereof.

“New Cleveland Franchise Agreement” shall mean that certain Choice Hotels International, Inc. Franchise Agreement by and between Choice Hotels International, Inc., a Delaware corporation, and Operating Lessee.

“New Non-Consolidation Opinion” shall mean a bankruptcy substantive non-consolidation opinion provided by outside counsel acceptable to Lender and the Rating Agencies and otherwise in form and substance acceptable to Lender and the Rating Agencies.

“New PIP” shall have the meaning set forth in Section 4.1.22(e) hereof.

“Note” shall have the meaning set forth in Section 2.1.3 hereof.

“Notice” shall have the meaning set forth in Section 11.6 hereof.

“OFAC” shall have the meaning set forth in Section 3.1.41 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner of Borrower.

“OL Constituent Members” shall have the meaning set forth in Section 3.1.24(i) hereof.

“Operating Agreements” shall mean the REA, including any other covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

“Operating Expenses” shall mean all expenses, computed in accordance with the Approved Accounting Method, of whatever kind and from whatever source, relating to the ownership, leasing, operation, repair, maintenance and management of each Individual Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication), Taxes, Insurance Premiums, cost of goods sold, reservation assessments, room expenses, food and beverage expenses, telephone expenses, credit card commissions, management fees (whether or not actually paid) equal to the greater of the actual management fees and three percent (3%) of annual Operating Income, license and marketing fees equal to the greater of the actual license and marketing fees and ten and one half percent (10.50%) of annual room revenue, costs attributable to the ordinary operation, repair and maintenance of the systems for heating, ventilation and air conditioning, advertising expenses, general and administrative expenses, local license fees, utilities, payroll and related taxes, computer processing charges, operating equipment or other lease payments as approved by Lender, ground lease payments, bond assessments and other similar costs, in each instance, actually paid for or reimbursed by Borrower or Operating Lessee. Operating Expenses shall not include Debt Service, FF&E Expenditures, expenditures for property-improvement plans or other expenses which are paid from escrows required by the Loan Documents, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the loan or insurance or by any third party, federal, state or local income taxes, any non-cash charges such as depreciation and amortization, and any item of expense otherwise includable in Operating Expenses which is paid directly by any Tenant (other than Operating Lessee) except real estate taxes paid directly to any taxing authority by any Tenant. Lender’s calculation of Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

“Operating Income” shall mean all revenue derived from the ownership, leasing and operation of the Property from whatever source, including, without limitation, all income, rents, room rates, cash and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, health club and/or spa membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, rental income reflected in a current rent roll for all Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise), common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass-throughs, business interruption, rent loss or other similar insurance proceeds and other miscellaneous income. Operating Income shall not include Insurance Proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period), Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), proceeds of any financing, proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, capital contributions or loans to Borrower or an Affiliate of Borrower, any item of income otherwise includable in Operating Income but paid directly by any Tenant to a Person other than Borrower, any other extraordinary, non-recurring revenues, payments paid by or on behalf of any Tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction, payments paid by or on behalf of any Tenant under a Lease the demised premises of which are not occupied either by such Tenant or by a sublessee thereof, payments paid by or on behalf of any Tenant under a Lease in whole or partial consideration for the termination of any Lease, sales tax rebates from any Governmental Authority, sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority, payments from any Tenant in default under its Lease beyond any applicable notice and cure periods, payments from any Tenant that has expressed its intention (directly, constructively or otherwise) to no renew, terminate, cancel and/or reject its applicable Lease, refunds and uncollectible accounts, interest income from any source other than the Reserve Funds required pursuant to this Agreement or the other Loan Documents, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent or any disbursements to Borrower from the Reserve Funds. Lender’s calculation of Operating Income shall be conclusive and binding on Borrower absent manifest error.

“Operating Lease” shall mean that certain Master Lease Agreement dated as of November 26, 2002 by and between Borrower and Operating Lessee, as amended by that certain Amendment to Master Lease Agreement dated as of January 1, 2009, and as further amended by that certain Second Amendment to Master Lease Agreement dated as of November 2, 2012.

“Operating Lease Modification” shall have the meaning set forth in Section 4.1.23 hereof.

“Operating Lease Termination Documents” shall have the meaning set forth in Section 4.1.23 hereof.

“Operating Lessee” shall mean TRC Subsidiary, LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Otherwise Rated Insurer” shall have the meaning set forth in Section 5.1.2 hereof.

“Partial Release” shall have the meaning set forth in Section 2.6(a) hereof.

“Partial Release Approval Item” shall have the meaning set forth in Section 2.6(c) hereof.

“Participant” shall mean any Person that has purchased a participation in this Loan Agreement pursuant to Section 11.27 hereof.

“Patriot Act” shall have the meaning set forth in Section 3.1.42 hereof.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy and the Survey, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 4.1.2 hereof, and mechanic’s or materialmen’s liens, if any being contested in good faith and by appropriate proceedings in accordance with Section 3.6(b) of the Security Instrument, (iv) rights of Tenants (as tenants only with no options of purchase or rights of first refusal to purchase the Property) under Leases in effect as of the Closing Date or hereafter entered into in accordance with the terms of Section 4.1.9 hereof, (v) Permitted Equipment Leases, (vi) easements approved by Lender in writing in accordance with Section 8.3 hereof, (vii) pledges or deposits made to secure payment of worker’s compensation insurance (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs, incurred in the ordinary course of business which are either (I) made as of the Closing Date or (II) paid out of Borrower’s accounts with cash flow derived in accordance with the terms of the Loan Documents, (viii) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and other investments on deposit in one or more accounts maintained by or on behalf of Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, solely securing amounts owing to such bank with respect to cash management and operating account arrangements, and which such accounts are held and maintained in accordance with the terms of the Loan Documents, (ix) Liens on the stock of a Restricted Party that is a publicly traded entity whose shares of common stock are listed on a nationally recognized stock exchange or whose stock is sold, transferred or issued to third party investors through licensed U.S. broker-dealers (or placement agents, finders or other Persons exempt from broker-dealer licensing requirements), and (x) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Equipment and/or the Personal Property with respect to an Individual Property provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business, (ii) relate to Equipment and/or Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property, and (iii) have annual payments not exceeding $50,000.00 in the aggregate.

“Permitted Prepayment Date” shall have the meaning set forth in Section 2.4.1 hereof.

“Permitted Transfer Date” shall have the meaning set forth in Section 8.1 hereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“PIP” shall mean any property improvement plan or similar requirement under each Franchise Agreement, as applicable.

“PIP Deposit Amount” shall have the meaning set forth in Section 4.1.22(e) hereof.

“Policies” shall have the meaning specified in Section 5.1.1(b) hereof.

“Prepayment Date” shall have the meaning set forth in Section 2.4.1 hereof.

“Prior Loan” shall mean that certain loan made to Borrower by Greenwich Capital Financial Products, Inc. on November 26, 2002, in the original principal amount of $40,000,000.00.

“Prior Property” shall mean each of the properties set forth on Schedule XV attached hereto.

“Proceeds Deficiency” shall have the meaning set forth in the defined term “Allocated Loan Amount”.

“Prohibited Transfer” shall have the meaning set forth in Section 4.2.1 hereof.

“Property” or “Properties” shall mean, individually, the applicable Individual Property, and collectively, the Individual Properties, as the context may require.

“Property Sale” shall have the meaning set forth in Section 8.1 hereof.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Franchisor” shall mean either (a) Franchisor; or (b) in the reasonable judgment of Lender, a reputable and experienced franchisor reasonably acceptable to Lender possessing experience in flagging hotel properties similar in size, scope, use and value as the Property, provided, that Borrower shall have obtained (i) a Rating Agency Confirmation and (ii) if such Person is an Affiliate of Borrower, a New Non-Consolidation Opinion.

“Qualified Manager” shall mean a reputable and experienced professional management organization approved by Lender (which such approval may, at Lender’s option, be conditioned upon Lender’s receipt of a Rating Agency Confirmation with regard to both the identity of the proposed manager and the replacement management agreement pursuant to which such manager will be employed).

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Morningstar, Kroll and any other nationally-recognized statistical rating agency (and any successor to any of the foregoing), but only to the extent that such Rating Agency has been designated by Lender or is anticipated to be designated by Lender in connection with any Secondary Market Transaction.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. For the purposes of this Agreement and the other Loan Documents, if (1) any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (collectively, a “RA Declination Event”), or (2) Lender (or any Servicer acting on Lender’s behalf) determines pursuant to and in accordance with any applicable pooling and servicing agreement that a Rating Agency Confirmation is not required (a “RAC Refusal Event”) (hereinafter, each of an RA Declination Event and a RAC Refusal Event, collectively, a “RAC Satisfaction Condition”), such RAC Satisfaction Condition shall be deemed (for such request only) to satisfy the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable. For purposes of clarity, any RA Declination Event or RAC Refusal Event, as applicable, shall not be deemed a RA Declination Event or RAC Refusal Event, as applicable, for any subsequent request for a Rating Agency Confirmation hereunder or under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous RA Declination or RAC Refusal Event, as applicable.

“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain agreements more specifically described on Schedule V attached hereto and made a part hereof and any future reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

“Register” shall have the meaning set forth in Section 11.27(e) hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Related Loan” shall mean a loan made to an Affiliate of Borrower or secured by a Related Property that is included in a Securitization with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to one or more of the Properties.

“Release Price” shall mean, with respect to any Individual Property, an amount equal to 125% of the Allocated Loan Amount with respect to such Individual Property.

“Relevant Sections” shall have the meaning set forth in Section 9.2(b) hereof.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein)).

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean, with respect to each Individual Property, all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to such Individual Property.

“Replacement Franchise Agreement” shall mean, with respect each Individual Property, either (a) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the applicable Franchise Agreement in effect as of the Closing Date, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation.

“Required Repair Funds” shall have the meaning set forth in Section 6.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 6.1.1 hereof.

“Reserve Funds” shall mean, collectively, the FF&E Expenditure Funds, the Franchise Funds, the Insurance Funds, the Tax Funds and the Required Repair Funds.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person (or of the general partner or manager or member of such Person) or such other similar officer of such Person (or of the general partner or manager or member of such Person) reasonably acceptable to Lender and appropriately authorized by the applicable Person in a manner reasonably acceptable to Lender.

“Restoration” shall have the meaning set forth in Section 5.2.1 hereof.

“Restoration Threshold” shall mean, with respect to each Individual Property, two and one-half percent (2.5%) of the Allocated Loan Amount with respect to such Individual Property.

“Restricted Account” shall have the meaning ascribed to such term in the Restricted Account Agreement.

“Restricted Account Agreement” shall mean that certain Restricted Account Agreement of even date herewith among Lender, Borrower and Wells Fargo Bank, N.A.

“Restricted Party” shall mean Borrower, Operating Lessee, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager of, or any direct or indirect legal or beneficial owner of, Operating Lessee, Borrower, Guarantor, Sponsor, any SPC Party (if any), any Affiliated Manager or any non-member manager.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Security Instrument” and “Security Instruments” shall mean, individually and/or collectively, as the context may require, each first priority mortgage, deed of trust or similar security instrument, as security for the Loan and encumbering the Property (or any portion thereof), as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.24 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 11.24 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c) hereof.

“Short Interest” shall have the meaning set forth in Section 2.4.1 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“SPC Party” shall have the meaning set forth in Section 3.1.24(d) hereof.

“Special Member” shall have the meaning set forth in Section 3.1.24(e)(I) hereof.

“Sponsor” shall mean Supertel Hospitality, Inc., a Virginia corporation.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Survey” shall mean, with respect to an Individual Property, a survey of such Individual Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Funds” shall have the meaning set forth in Section 6.2.1 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Title Insurance Policy” shall mean those certain ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Individual Property and insuring the lien of the Security Instrument(s).

“Treasury Rate” shall mean, as of the Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender. Lender’s determination of the Treasury Rate shall be final absent manifest error.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Underwritten NOI” shall mean Underwritten Operating Income less Underwritten Operating Expenses. Lender’s calculation of Underwritten NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender’s determination of Rating Agency criteria and shall be final absent manifest error.

“Underwritten Operating Expenses” shall mean projected annualized Operating Expenses based on a trailing twelve (12) month period adjusted upwards (but not downwards) by CPI and anticipated increases in Operating Expenses. Lender’s calculation of Underwritten Operating Expenses shall be conclusive and binding on Borrower absent manifest error.

“Underwritten Operating Income” shall mean projected annualized Operating Income based on the most recent operating statements and such other information as is required to be delivered by Borrower pursuant to Section 4.1.6 hereof, including an occupancy factor equal to the lesser of (a) an imputed occupancy rate of 75% or (b) the actual occupancy rate at the applicable Individual Properties for the prior 12 month period. Lender’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i) hereof.

“Withdrawn Allocated Amount” shall have the meaning set forth in the defined term “Allocated Loan Amount”.

“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the principal amount of the Loan being prepaid; or (b) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.	THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Thirty Million Six Hundred Twenty-Two Thousand and No/100 Dollars ($30,622,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, as approved by Lender and (vi) use the balance, if any, for ordinary business purposes, including, but not limited to, distributions to its partners in accordance with the Borrower’s organizational documents.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

2.2.2 Intentionally Omitted.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the month immediately prior to such Monthly Payment Date.

2.2.5 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal

Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments.

2.3.1 Payment Before Effective Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal (if applicable) and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in January, 2013, and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance, if any, to principal. The Monthly Debt Service Payment Amount required hereunder is based upon a eighteen (18) year amortization schedule.

2.3.2 Intentionally Omitted.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.

2.3.5 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the preceding Business Day.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right, at any time after the Closing Date, to prepay the Debt in whole (but not in part) upon (a) not less than thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), specifying the Monthly Payment Date on which prepayment is to be made (a “Prepayment Date”) and (b) payment of an amount equal to the Yield Maintenance Premium. Additionally, on and after the Monthly Payment Date occurring in September, 2017 (the “Permitted Prepayment Date”), Borrower may, provided no Event of Default has occurred, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole on any date without payment of the Yield Maintenance Premium. Lender shall not be obligated to accept any prepayment of the Debt on prior to the Permitted Prepayment Date unless it is accompanied with Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (“Short Interest”) and such amounts (i.e., principal and interest prepaid by Borrower) shall be held by Lender as collateral security for the Loan in an interest bearing account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

2.4.2 Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for a Restoration of an Individual Property, Borrower shall, at Lender’s option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with the Short Interest. Additionally, Borrower shall make the Condemnation Payment as and to the extent required hereunder. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2 or in connection with any Condemnation Payment. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date. The Allocated Loan Amount with respect to an Individual Property shall be reduced in an amount equal to such prepayment relating to such Individual Property.

Section 2.5 Intentionally Omitted.

Section 2.6 Partial Release.

(a) Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Closing Date and prior to the Maturity Date to obtain the release (each a “Partial Release”) of one or more Individual Properties (collectively, the “Released Property”) from the lien of the applicable Security Instrument (and related Loan Documents) and the release of Borrower’s obligations under the Loan Documents with respect to such Released Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender not less than thirty (30) days (or such shorter period of time if permitted by Lender in its sole discretion) prior written notice of the proposed Partial Release (the date of Lender’s receipt of such notice shall be referred to herein as a the “Partial Release Notice Date”);

(ii) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such Partial Release, a release of lien (and related Loan Documents) for the Released Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Released Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation as may be required to satisfy the Prudent Lender Standard in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Individual Properties subject to the Loan Documents not being released);

(iii) The Released Property shall be conveyed to a Person other than Borrower or Operating Lessee or an Affiliate thereof;

(iv) As of each of the Partial Release Notice Date and as of the date of consummation of the Partial Release, after giving effect to the release of the lien of the Security Instrument(s) encumbering the Released Property, the Actual Debt Service Coverage Ratio with respect to the remaining Individual Properties shall be greater than the greater of (1) the Actual Debt Service Coverage Ratio of all Individual Properties encumbered by the Security Instrument immediately prior to the Partial Release Notice Date or the consummation of the Partial Release (as applicable) and (2) the Minimum Debt Service Coverage Ratio;

(v) As of each of the Partial Release Notice Date and as of the date of consummation of the Partial Release, after giving effect to the release of the lien of the Security Instrument(s) encumbering the Released Property, the Debt Yield with respect to the remaining Individual Properties shall be no greater than the greater of (1) the Debt Yield with respect to all of the Individual Properties immediately prior to the Partial Release Notice Date or the consummation of the Partial Release (as applicable) and (2) the Minimum Debt Yield;

(vi) Borrower shall (1) partially prepay the Debt in accordance with Section 2.4.1 hereof in an amount equal to (A) the Release Price for the Released Property (the “Release Amount”), plus (B) the Yield Maintenance Premium and (2) pay any applicable Short Interest due hereunder in connection therewith. Any portion of the Release Amount applied to the principal amount of the Debt in accordance herewith shall be applied (i) first, to reduce the Allocated Loan Amount attributable to the Released Property to zero and (ii) second, pro rata to reduce the Allocated Loan Amounts of each of the other remaining Individual Properties;

(vii) The Partial Release shall be permitted under REMIC Requirements in effect as of each of (1) the Partial Release Notice Date and (2) the consummation of the Partial Release;

(viii) If required by Lender, Lender shall have received a Rating Agency Confirmation with respect to the Partial Release; and

(ix) Borrower shall (A) deliver to Lender (1) a REMIC Opinion with respect to the Partial Release and (2) an opinion of counsel satisfying the Prudent Lender Standard and acceptable to the Rating Agencies (issued by counsel satisfying the Prudent Lender Standard and acceptable to the Rating Agencies) with respect to such other matters as may be required by Lender in order to satisfy the Prudent Lender Standard and (B) pay all of Lender’s reasonable costs and expenses, and the costs and expenses, of the Rating Agencies in connection with the Partial Release, including, without limitation, reasonable counsel fees.

(b) Notwithstanding the foregoing provisions of this Section 2.6, if the Loan is included in a REMIC Trust, then immediately following a Partial Release either (A) the Loan-to-Value Ratio of the remaining Properties after the Partial Release must be no greater than 125% and, if the Loan-to-Value Ratio of the remaining Properties after a Partial Release is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable valuation method), then the principal balance of the Loan must be paid down by the least of the following amounts (i) by the fair market value of the Released Property at the time of the Partial Release, or (ii) an amount such that the Loan-to-Value Ratio of the Loan (as so determined by Lender) does not increase after the Partial Release, unless the Lender receives an opinion of counsel that the Loan will not fail to maintain its status as a qualified mortgage within the meaning of Code Section 860G(a)(3) as a result of the related Partial Release (collectively, a “Property Release Paydown”), or (B) the fair market value of the real estate collateral (such value to be determined, in Lender’s sole discretion, by any commercially reasonable valuation method) securing the Loan after the Partial Release must be equal to or greater than the fair market value of the real estate collateral that secured the Loan immediately prior to the Partial Release.

(c) Further, notwithstanding anything to the contrary contained in this Section 2.6, the parties hereto hereby acknowledge and agree that after the Securitization of the Loan (or any portion thereof or interest therein), with respect to any Lender approval or similar discretionary rights over any matters contained in this Section 2.6 (any such matter, an “Partial Release Approval Item”), such rights shall be construed such that Lender shall only be permitted to withhold its consent or approval with respect to any Partial Release Approval Item if the same fails to meet the Prudent Lender Standard.

III.	REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations. Borrower represents and warrants that:

3.1.1 Organization.

(a) Each of Borrower, Operating Lessee and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b) Each of Borrower’s and Operating Lessee’s exact legal name is correctly set forth in the first paragraph of this Agreement. Each of Borrower and Operating Lessee is an organization of the type specified in the first paragraph of this Agreement. Each of Borrower and Operating Lessee is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Each of Borrower’s and Operating Lessee’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower and Operating Lessee, as applicable, set forth in the first paragraph of this Agreement (unless Borrower or Operating Lessee notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number assigned by the state of its incorporation or organization is M01938752. Borrower’s federal tax identification number is 52-1915958. Operating Lessee’s organizational identification number assigned by the state of its incorporation or organization is 3583806. Operating Lessee’s federal tax identification number is 52-2356700.

3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and Operating Lessee, as applicable, and constitute a legal, valid and binding obligation of Borrower and Operating Lessee, as applicable, enforceable against Borrower and Operating Lessee in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by each of Borrower and Operating Lessee and the performance of their obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower or Operating Lessee is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower or Operating Lessee is a party or by which it is bound, or any order or decree applicable to Borrower or Operating Lessee, as applicable, except to the extent that any of the foregoing could not reasonably be expected to cause a Material Adverse Effect, or result in the creation or imposition of any lien on any of Borrower’s or Operating Lessee’s, as applicable, assets or property (other than pursuant to the Loan Documents).

3.1.4 Litigation. There is no action, suit, arbitration or governmental investigation or proceeding pending, filed or, to Borrower’s and Operating Lessee’s knowledge, threatened against Borrower, Operating Lessee, Borrower Parties, Sponsor or the Property in any court or by or before any other Governmental Authority which, if determined adversely against Borrower, Operating Lessee, Borrower Parties, Sponsor or the Property, would materially and adversely affect (a) the use, operation or value of the Property or Borrower’s title to the Property, (b) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (c) the ability of Borrower to perform its obligations under the Security Instrument(s) or the other Loan Documents, (d) the ability of Guarantor to perform its obligations under the Guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the ability of the Property to generate net cash flow sufficient to service such Loan.

3.1.5 Agreements. Neither Borrower nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to cause a Material Adverse Effect. Neither Borrower nor Operating Lessee is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that could reasonably be expected to cause a Material Adverse Effect. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Individual Property is bound. Neither Borrower nor Operating Lessee has a material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which Borrower, Operating Lessee, or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of each Individual Property and (b) obligations under the Loan Documents.

3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower or Operating Lessee, as applicable, of, or compliance by Borrower or Operating Lessee, as applicable, with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower or Operating Lessee, as applicable.

3.1.7 Title. Borrower has indefeasible, marketable and insurable fee simple or leasehold title, as applicable, to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. Borrower has good, marketable and insurable title to the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a legal, valid and enforceable first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) a legal, valid and enforceable first priority, perfected security interest in and to, and perfected collateral assignments of, all personalty (including the Leases and Rents), the proceeds arising from the Property and other collateral securing the Loan, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the applicable jurisdiction, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics’, materialman’s or other similar liens or claims that have been, or may be, filed for work, labor or materials affecting any Individual Property that are or may be liens prior to, or equal or coordinate with, the lien of the Security Instrument, except the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with or materially affect the value, current use or operation of any Individual Property, the security intended to be provided by each of the Security Instruments or the ability of the Property to generate net cash flow sufficient to service the Loan or the Borrower’s ability to pay its obligations when and as they become due.

3.1.8 No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower and Operating Lessee are not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower and Operating Lessee are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower and Operating Lessee are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (d) none of the assets of Borrower or Operating Lessee constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

3.1.9 Compliance. Borrower, Operating Lessee and each Individual Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking, building, zoning and land use laws, ordinances, regulations, and codes. Neither Borrower nor Operating Lessee is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to cause a Material Adverse Effect. Neither Borrower nor Operating Lessee has committed any act which may give any Governmental Authority the right to cause Borrower or Operating Lessee, as applicable, to forfeit any Individual Property or any part thereof or any monies paid in performance of Borrower’s or Operating Lessee’s obligations under any of the Loan Documents. Each Individual Property is used exclusively as a hotel and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.

3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports in all material respects, and (iii) have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Neither Borrower nor Operating Lessee has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Operating Lessee and reasonably likely to cause a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Operating Lessee, or any Individual Property from that set forth in said financial statements. Notwithstanding the foregoing or anything contained herein to the contrary, with respect to any projected financial data delivered to Lender with respect to the Property, Borrower and Operating Lessee only represent and warrant that such data was prepared in good faith and based upon assumptions believed to be reasonable at the time of such delivery to Lender.

3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated or threatened with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

3.1.12 Utilities and Public Access. Each Individual Property is located on or adjacent to a dedicated road and is served by water, sewer, electric, sanitary sewer and storm drain facilities adequate to service such Individual Property for its current and intended uses. Each Individual Property has, or is served by, parking to the extent required to comply with all Leases, REAs, Material Agreements and all Legal Requirements.

3.1.13 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.

3.1.14 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set off, abatement, diminution, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and neither Borrower nor Operating Lessee has asserted any right of rescission, set off, abatement, diminution, counterclaim or defense with respect thereto.

3.1.16 Intentionally Omitted.

3.1.17 Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums paid current thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, except as set forth on Schedule XVI attached hereto, and no Person, including Borrower and Operating Lessee, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower or Operating Lessee by any Governmental Authority for the legal use, occupancy and operation of the Property in the manner in which such Individual Property is currently being used, occupied and operated (“Licenses”) have been obtained and are in full force and effect.

3.1.19 Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to such Individual Property.

3.1.20 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and neither Borrower nor Operating Lessee has received notice from any insurance company or bonding company of any defects or inadequacies in such Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21 Boundaries. Except as shown on the Survey, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances affecting such Individual Property encroach upon any of the improvements, so as to cause a Material Adverse Effect except those which are insured against by title insurance.

3.1.22 Leases.

(a) Each of Borrower and Operating Lessee represents and warrants to Lender with respect to the Operating Lease that: (i) none of the Individual Properties are subject to any commercial Leases other than the Operating Lease and the commercial Leases set forth on Schedule XI attached hereto, (ii) Borrower is the sole owner of the entire lessor’s interest in the Operating Lease, (iii) the Operating Lease is in full force and effect, there are no defaults thereunder by either party, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (iv) the copy of the Operating Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto, (v) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, all Rents due have been paid in full and Operating Lessee is not in arrears in its payment of Rent, (vi) there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to Operating Lessee under the Operating Lease, (vii) Borrower has received no notice from Operating Lessee challenging the validity or enforceability of the Operating Lease, (viii) no person or entity has any possessory interest in, or right to occupy, any of the Individual Properties except under and pursuant to the Operating Lease and the commercial leases set forth on Schedule XI attached hereto, (ix) all work to be performed by Borrower under the Operating Lease has been performed as required and has been accepted by Operating Lessee, (x) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to Operating Lessee has already been received by Operating Lessee, and (xi) Operating Lessee does not have a right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the Improvements of which the leased premises are a part.

(b) Each of Borrower and Operating Lessee represents and warrants to Lender that none of the Individual Properties are subject to any Major Leases, other than the Operating Lease.

3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith. All Taxes, Other Charges and other governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Security Instrument.

3.1.24 Single Purpose.

(a) Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(i) Borrower has not owned and will not own any asset or property other than (A) the Property, (B) the Prior Property, and (C) incidental personal property necessary for the ownership, leasing or operation of the Property and the Prior Property.

(ii) Borrower has not and will not engage in any business other than the ownership, leasing, management, operation and financing of the Property and the Prior Property and Borrower has and will conduct and operate its business as presently conducted and operated.

(iii) Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv) Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt and the Prior Loan, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt.

(v) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(vi) Borrower has been, is and will remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so.

(vii) Borrower has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify, terminate or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or any SPC Party without the prior consent of Lender.

(viii) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has filed and will file its own tax returns (to the extent Borrower is required to file any such tax returns) and has not and will not file a consolidated federal income tax return with any other Person (except as required or permitted by applicable Legal Requirements). Borrower has maintained and will maintain its books, records, resolutions and agreements as official records.

(ix) Borrower has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(x) Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so).

(xi) Neither Borrower nor any constituent party has or will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(xii) Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has and will hold all of its assets in its own name.

(xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv) Borrower has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(xv) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion and any New Non-Consolidation Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, and any New Non-Consolidation Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and any SPC Party.

(xvi) Borrower has not permitted, and will not permit any Affiliate or constituent party independent access to its bank accounts.

(xvii) Borrower has paid and shall pay from its own funds its own liabilities and expenses, including any required Property-related expenses and the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xviii) Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its own assets all obligations of any kind incurred.

(xix) Without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPC Party level), Borrower has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors.

(b) Operating Lessee hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(i) Operating Lessee has not owned and will not own any asset or property other than (A) its leasehold interest in the Property, (B) its leasehold interest in the Prior Property, and (c) personal property necessary for the operation of the Property and the Prior Property.

(ii) Operating Lessee has not and will not engage in any business other than the management and operation of the Property and the Prior Property and Operating Lessee has and will conduct and operate its business as presently conducted and operated.

(iii) Operating Lessee has not and will not enter into any contract or agreement with any Affiliate of Operating Lessee, any constituent party of Operating Lessee or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv) Operating Lessee has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Prior Loan, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4)

due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt.

(v) Operating Lessee has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(vi) Operating Lessee has been, is and will remain solvent and Operating Lessee has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Property to do so.

(vii) Operating Lessee has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and Operating Lessee will not, nor will Operating Lessee permit any constituent party to amend, modify, terminate or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Operating Lessee or any SPC Party (if any) without the prior consent of Lender.

(viii) Operating Lessee has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Operating Lessee’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Operating Lessee’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Operating Lessee and such Affiliates and to indicate that Operating Lessee’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Operating Lessee has filed and will file its own tax returns (to the extent Operating Lessee is required to file any such tax returns) and has not and will not file a consolidated federal income tax return with any other Person (except as required or permitted by applicable Legal Requirements). Operating Lessee has maintained and will maintain its books, records, resolutions and agreements as official records.

(ix) Operating Lessee has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Operating Lessee or any constituent party of Operating Lessee), has and shall correct any known misunderstanding regarding its status as a separate entity, has and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other and has and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(x) Operating Lessee has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that there exists sufficient cash flow from the Property to do so).

(xi) Neither Operating Lessee nor any constituent party has or will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Operating Lessee.

(xii) Operating Lessee has not and will not commingle the funds and other assets of Operating Lessee with those of any Affiliate or constituent party or any other Person, and has and will hold all of its assets in its own name.

(xiii) Operating Lessee has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv) Operating Lessee has not and will not guarantee or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(xv) Operating Lessee shall conduct its business so that the assumptions made with respect to Operating Lessee in the Insolvency Opinion and any New Non-Consolidation Opinion shall be true and correct in all respects. In connection with the foregoing, Operating Lessee hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Operating Lessee or any other Person) set forth in the Insolvency Opinion, and any New Non-Consolidation Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Operating Lessee and any SPC Party.

(xvi) Operating Lessee has not permitted, and will not permit any Affiliate or constituent party independent access to its bank accounts.

(xvii) Operating Lessee has paid and shall pay from its own funds its own liabilities and expenses, including any required Property-related expenses and the salaries of its own employees (if any) from its own funds and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xviii) Operating Lessee has compensated and shall compensate each of its consultants and agents from its funds for services provided to it, and has paid and shall pay from its own assets all obligations of any kind incurred.

(xix) Without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Director (regardless of whether such Independent Director is engaged at the Operating Lessee or SPC Party level), Operating Lessee has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors.

(c) Each of Borrower and Operating Lessee hereby represents and warrants that each of Borrower and Operating Lessee (i) is and has always been duly formed, validly existing and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business; (ii) has not had and does not have any judgments or liens of any nature against it except for Permitted Encumbrances; (iii) has been and is in compliance, in all material respects, with all Legal Requirements and has received all material permits necessary for it to operate its contemplated business; (iv) is not the subject of, or currently involved in any capacity in, any pending or, to its actual knowledge after due inquiry, threatened litigation, the adverse determination of which could reasonably be expected to cause a Material Adverse Effect; (v) is not, and has not been, involved in any dispute with any taxing authority, the adverse determination of which could reasonably be expected to cause a Material Adverse Effect; (vi) has paid all Taxes and Other Charges, as applicable; (vii) has never owned any property other than the Property and the Prior Property and has never engaged in any business except the ownership, leasing and operation of the Property and the Prior Property; (viii) has not failed to provide Lender with complete financial statements that reflect a fair and accurate view of its financial conditions; (ix) has no material contingent or actual obligations not related to the Property; and (x) that (I) with respect to the Prior Loan (A) U.S. Bank National Association, successor-in-interest to Bank of America, National Association, as successor-by-merger to LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2002-C1, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (“Prior Lender”) is the current holder of the Prior Loan, (B) the Prior Loan has been satisfied in full on or before the date hereof, (C) neither Borrower, Operating Lessee, SPC Party, nor Guarantor have any remaining liabilities or obligations in connection with the Prior Loan (other than environmental and other limited and customary indemnity obligations), and (D) Prior Lender has released all collateral and security for the Prior Loan as of the date hereof.

(d) If Borrower or Operating Lessee is a limited partnership or a limited liability company (other than an Acceptable LLC), each general partner or managing member (each, a “SPC Party”) shall be a corporation or an Acceptable LLC (I) whose sole asset is its interest in Borrower or Operating Lessee (as applicable), (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower or Operating Lessee (as applicable); (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower or Operating Lessee (as applicable). Each such SPC Party will at all times comply, and will cause Borrower or Operating Lessee (as applicable) to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Borrower or Operating Lessee (as applicable), Borrower or Operating Lessee (as applicable) shall immediately appoint a new SPC Party whose articles of incorporation or organization are substantially similar to those of such SPC Party and deliver a New Non-Consolidation Opinion to Lender with respect to the new SPC Party and its equity owners.

(e) (I) In the event Borrower, Operating Lessee or the SPC Party is an Acceptable LLC, the limited liability company agreement of Borrower, Operating Lessee or the SPC Party (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower, Operating Lessee or the SPC Party (as applicable) (“Member”) to cease to be the member of Borrower, Operating Lessee or the SPC Party (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower, Operating Lessee or the SPC Party (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, Operating Lessee or the SPC Party (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or the SPC Party (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, Operating Lessee or the SPC Party (as applicable) automatically be admitted to Borrower or the SPC Party (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower, Operating Lessee or the SPC Party (as applicable) without dissolution and (ii) Special Member may not resign from Borrower, Operating Lessee or the SPC Party (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPC Party (as applicable) as a Special Member in accordance with requirements of Delaware or Maryland law (as applicable) and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of the SPC Party, Operating Lessee or Borrower (as applicable) in accordance with Section 3.1.24(f) and Section 3.1.24(h) below (as applicable). The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable) upon the admission to Borrower or the SPC Party (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower, Operating Lessee or the SPC Party (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPC Party (as applicable) and has no right to receive any distributions of the assets of Borrower, Operating Lessee or the SPC Party (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware or Maryland (as applicable, the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPC Party (as applicable) and shall not receive a limited liability company interest in Borrower, Operating Lessee or the SPC Party (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower, Operating Lessee or the SPC Party (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, Operating Lessee or the SPC Party (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower, Operating Lessee or the SPC Party (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower, Operating Lessee or the SPC Party (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower, Operating Lessee or the SPC Party

(as applicable) as Special Member, Special Member shall not be a member of Borrower, Operating Lessee or the SPC Party (as applicable), but Special Member may serve as an Independent Director of Borrower or the SPC Party (as applicable).

(II) The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPC Party (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, Operating Lessee or the SPC Party (as applicable) agree in writing (A) to continue Borrower, Operating Lessee or the SPC Party (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, Operating Lessee or the SPC Party (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower, Operating Lessee or the SPC Party (as applicable), (ii) any action initiated by or brought against Member or Special Member under any laws relating to bankruptcy, insolvency or creditors rights (“Creditors Rights Laws”) shall not cause Member or Special Member to cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable) and upon the occurrence of such an event, the business of Borrower, Operating Lessee or the SPC Party (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPC Party (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower, Operating Lessee or the SPC Party (as applicable).

(f) The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable LLC) or the SPC Party, as applicable, shall provide that at all times there shall be at least two duly appointed independent directors of such entity (each, an “Independent Director”) who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, (II) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider, and (III) have had at least three (3) years prior experience as an Independent Director employed and in good standing with an Approved ID Provider.

(g) The organizational documents of SPC Party shall further provide that (I) the board of directors or managers of SPC Party and the constituent members of such entities (the “Constituent Members”) shall not take any action which, under the terms of any organizational documents of the SPC Party, requires (1) the unanimous vote of the board of directors or managers of Borrower or the SPC Party or (2) the Constituent Members, unless at the time of such action there shall be at least two (2) Independent Directors engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Director shall not be effective without two (2) Business Days prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPC Party’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPC Party (including Borrower’s and any SPC Party’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPC Party (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and SPC Party and (z) the interests of any group of affiliates of which the Constituent Members, Borrower or SPC Party is a part)); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPC Party or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPC Party, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

(h) The organizational documents of Operating Lessee (to the extent Operating Lessee is a corporation or an Acceptable LLC) or the SPC Party, as applicable, shall provide that at all times there shall be at least two duly appointed Independent Directors who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Operating Lessee or any of its respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Operating Lessee or any of its respective shareholders, partners, members, subsidiaries or affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person, (II) be employed by, in good standing with and engaged by Operating Lessee in connection with, in each case, an Approved ID Provider, and (III) have had at least three (3) years prior experience as an Independent Director employed and in good standing with an Approved ID Provider.

(i) The organizational documents of Operating Lessee shall further provide that (I) the board of directors or managers of Operating Lessee and the constituent members of such entities (the “OL Constituent Members”) shall not take any action which, under the terms of any organizational documents of the Operating Lessee, requires (1) the unanimous vote of the board of directors or managers of Operating Lessee or (2) the OL Constituent Members, unless at the time of such action there shall be at least two (2) Independent Directors engaged as provided by the terms hereof; (II) any resignation, removal or replacement of any Independent Director shall not be effective without two (2) Business Days prior written notice to Lender and the Rating Agencies accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the OL Constituent Members and Operating Lessee (including Operating Lessee’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Operating Lessee’s organizational documents (which such fiduciary duties to the OL Constituent Members and Operating Lessee (including Operating Lessee’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Operating Lessee exclusive of (x) all other interests (including, without limitation, all other interests of the OL Constituent Members), (y) the interests of other affiliates of the Constituent Members, Operating Lessee and (z) the interests of any group of affiliates of which the OL Constituent Members, Operating Lessee is a part)); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any OL Constituent Members, any directors of Operating Lessee or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Operating Lessee, any OL Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

(j) Not later than one hundred twenty (120) days after and as of the end of each fiscal year and at any other time upon request from Lender, Borrower and Operating Lessee shall each provide an Officer’s Certificate certifying as to Borrower’s and Operating Lessee’s (as applicable) continued compliance with the terms of this Section 3.1.24 and the terms of the Cash Management Agreement. Additionally, each of Borrower and Operating Lessee shall provide Lender with such other evidence of Borrower’s and Operating Lessee’s compliance with this Section 3.1.24, and the terms of the Cash Management Agreement as Lender may reasonably request from time to time.

3.1.25 Tax Filings. To the extent required, each of Borrower and Operating Lessee has timely filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Operating Lessee, as applicable. Each of Borrower and Operating Lessee believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26 Solvency. Each of Borrower and Operating Lessee (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower, Operating Lessee or any Constituent Member of Borrower or Operating Lessee, as applicable, and none of Borrower, Operating Lessee or any Constituent Member of Borrower or Operating Lessee, as applicable, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28 Organizational Chart. The organizational chart attached as Schedule III hereto, relating to Borrower, Operating Lessee and certain Affiliates thereof and other parties, is true, complete and correct on and as of the date hereof.

3.1.29 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30 Investment Company Act. Neither Borrower nor Operating Lessee is (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.31 No Bankruptcy Filing. Neither Borrower nor Operating Lessee has filed, and neither Borrower nor Operating Lessee is contemplating the filing of, a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it.

3.1.32 Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower and Operating Lessee, as applicable, pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, however, with respect to any projected financial data delivered to Lender in respect of the Property, only that such data was prepared in good faith and based upon assumptions believed to be reasonable at the time of delivery to Lender. There is no fact or circumstance presently known to Borrower or Operating Lessee which has not been disclosed to Lender and which is reasonably likely to have a Material Adverse Effect.

3.1.33 Foreign Person. Neither Borrower nor Operating Lessee is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.34 No Change in Facts or Circumstances; Disclosure. There has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise may cause a Material Adverse Effect.

3.1.35 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.

3.1.36 Perfection of Accounts.

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts (as defined in the Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower and Operating Lessee, as applicable. Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower nor Operating Lessee has sold or otherwise conveyed the Accounts;

(b) The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement.

3.1.37 REA Representations. With respect to each REA, Borrower hereby represents that (a) each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any REA by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any REA, (c) all rents, additional rents and other sums due and payable under the REAs have been paid in full, (d) no party to any REA has commenced any action or given or received any notice for the purpose of terminating any REA, and (e) the representations made in any estoppel or similar document delivered with respect to any REA in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

3.1.38 Material Agreements. With respect to each Material Agreement, Borrower hereby represents that (a) each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified after the Closing Date (except, in each case, as expressly set forth herein), (b) there are no defaults under any Material Agreement by any party thereto and, to borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Material Agreement, (c) all payments and other sums due and payable under the Material Agreements have been paid in full, (d) no party to any Material Agreement has commenced any action or given or received any notice for the purpose of terminating any Material Agreement, and (e) the representations made in any estoppel or similar document delivered with respect to any Material Agreement in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

3.1.39 Illegal Activity/Forfeiture.

(a) No portion of any Individual Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s and Operating Lessee’s knowledge, there are no illegal activities or activities relating to controlled substances at any Individual Property.

(b) There has not been and shall never be committed by Borrower, Operating Lessee or any other person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s and Operating Lessee’s obligations under this Agreement, the Note, the Security Instrument, or the other Loan Documents. Each of Borrower and Operating Lessee hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.40 Guarantor and Sponsor Representations. Borrower hereby represents and warrants that, as of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Subsections 3.1.1 through 3.1.6 (other than the last sentence of Section 3.1.5), 3.1.8, 3.1.10, 3.1.15, 3.1.25, 3.1.26, 3.1.28, 3.1.31 through 3.1.34, 3.1.39(b), 3.1.41, and 3.1.42 herein are true and correct with respect to Guarantor and Sponsor, as the same are applicable to such party. Wherever the term “Borrower” is used in each of the foregoing Subsections it shall be deemed to be “Guarantor” and “Sponsor,” with respect to each such party.

3.1.41 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Operating Lessee, Sponsor or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan made by Lender is in violation of Legal Requirements (“Embargoed Person”); (b) unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower, Operating Lessee, Sponsor or Guarantor, as applicable, with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of Legal Requirements; and (c) to the best knowledge of Borrower, none of the funds of Borrower, Operating Lessee, Sponsor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Operating Lessee, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Legal Requirements or the Loan is in violation of Legal Requirements. Borrower and Operating Lessee covenant and agree that in the event Borrower or Operating Lessee receives any notice that Borrower, Operating Lessee, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing. At Lender’s option, it shall be an Event of Default hereunder if Borrower, Operating Lessee, Guarantor, Sponsor or any other party to the Loan is designated as an Embargoed Person.

3.1.42 Patriot Act.

(a) All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section. Each of Borrower and Operating Lessee hereby represents and warrants that Borrower, Operating Lessee, Sponsor and Guarantor and each and every Person affiliated with Borrower, Operating Lessee, Sponsor and/or Guarantor or that to Borrower’s or Operating Lessee’s knowledge has an economic interest in Borrower, or, to Borrower’s or Operating Lessee’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for their review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower and Operating Lessee covenant and agree that in the event Borrower or Operating Lessee, as applicable, receives any notice that Borrower, Operating Lessee, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower or Operating Lessee, as applicable, shall immediately notify Lender. At Lenders’ option, it shall be an Event of Default hereunder if Borrower, Operating Lessee, Guarantor, Sponsor or any other party to the Loan is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

(b) The Patriot Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and each of Borrower and Operating Lessee, as applicable, shall provide to Lender, each of Borrower’s and Operating Lessee’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

3.1.43 [Intentionally Omitted].

3.1.44 Collective Bargaining. Except for any incentive compensation systems designed to promote increased customer use of the Property, there are no: (i) collective bargaining agreements and/or other labor agreements to which Borrower, Operating Lessee or the Property, or any portion thereof, is a party or by which either is or may be bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower, Operating Lessee or the Property, or any portion thereof is a party, or by which either is or may be bound or (iii) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower, Operating Lessee or the Property, or any portion thereof. Neither Borrower nor Operating Lessee has violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities.

3.1.45 Franchise Agreement and Related Hotel Matters.

(a) With respect to each Franchise Agreement, each of Borrower and Operating Lessee hereby represents and warrants to Lender that: (i) such Franchise Agreement is accurately described on Schedule VII-1 attached hereto, and its current expiration date is accurately set forth on Schedule VII-2 attached hereto; (ii) Operating Lessee has not received or delivered any notice of default under such Franchise Agreement which has not been cured within applicable notice and/or cure periods; (iii) no material default by Operating Lessee or

Franchisor currently exists under such Franchise Agreement, nor is Operating Lessee aware of any event or condition which if not cured within applicable notice and/or cure periods would result in Operating Lessee or Franchisor being in default of such Franchise Agreement; (iv) such Franchise Agreement sets forth the entire agreement between Franchisor and Borrower and/or Operating Lessee concerning the Property, or any portion thereof, and there are no other agreements, written or oral, to which Franchisor and Borrower are parties concerning the Property, or any portion thereof; (v) Operating Lessee has performed (or is currently performing) all capital or other property improvements currently required to be performed by the franchisee under such Franchise Agreement; (vi) Operating Lessee has not received notice from Franchisor or any of its subsidiaries or affiliates of any capital or other property improvements that are or will be required to be performed in the future by the franchisee under such Franchise Agreement, except as set forth on Schedule XVII attached hereto; and (vii) Operating Lessee has no knowledge of any capital or other property improvements which Franchisor is contemplating or considering requiring to be performed by the franchisee under such Franchise Agreement in the future, except as set forth on Schedule XVII attached hereto.

(b) There is currently no PIP or other similar requirement imposed under the Franchise Agreement.

(c) Except for those certain equipment leases set forth on Schedule X attached hereto and made a part hereof, true, correct and complete copies of which have been delivered to Lender, the Property is not subject to equipment leases or any other similar leases or agreements, which leases or agreements require a payment in excess of $50,000 per annum. The equipment leases set forth on Schedule X (i) were entered into on commercially reasonable terms as and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the applicable Individual Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the applicable Individual Property.

3.1.46 Property. Each of Borrower and Operating Lessee hereby represent and warrant that (i) Borrower is the owner of all of the fixtures at the Property and (ii) Operating Lessee owns all of the FF&E and Personalty at the Property.

Section 3.2 Survival of Representations. The representations and warranties set forth in Section 3.1 above shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV.	BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Borrower, Operating Lessee, Guarantor, and Sponsor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, permits, trade names, and franchises, and comply with all Legal Requirements applicable to it and the Property. Borrower,

Guarantor, Operating Lessee, and Sponsor shall continue to comply with Legal Requirements relating to OFAC, Embargoed Persons and the Patriot Act; including without limitation, the provisions of Sections 3.1.41 and 3.1.42 hereof, throughout the term of the Loan.

4.1.2 Taxes and Other Charges. Borrower shall pay, or shall cause Operating Lessee to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Borrower shall furnish, or shall cause to furnish, to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property (except Permitted Encumbrances), and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither any Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred fifteen percent (115%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.3 Litigation. Borrower and/or Operating Lessee, as applicable, shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, Operating Lessee, any SPC Party, Sponsor, or any Guarantor which could reasonably be expected to cause a Material Adverse Effect.

4.1.4 Access to Property. Borrower and/or Operating Lessee, as applicable, shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Borrower and Operating Lessee, as applicable, shall, at Borrower’s and Operating Lessee’s sole cost and expense:

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence of an Event of Default.

4.1.6 Financial Reporting.

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the Approved Accounting Method, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b) Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements certified by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with the Approved Accounting Method (or such other accounting method reasonably approved by Lender), covering the Property and each Individual Property, including statements of income and expense and cash flow for Borrower, each Individual Property and the Property (i.e., individually and on a combined basis) and a balance sheet for Borrower (collectively, the “Annual Financial Statements”). Such statements of Borrower shall set forth Adjusted Net Cash Flow, Operating Income and Operating Expenses for the components thereof. Borrower’s annual financial statements shall be accompanied by a certificate executed by a Responsible Officer of the general partner of Borrower stating, to the best of the signer’s knowledge, that such annual financial statement presents fairly the financial condition and the results of operations of Borrower, each Individual Property and the Property (i.e., individually and on a combined basis), in all material respects. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender (i) an Officer’s Certificate certifying as of the date thereof whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (ii) an annual summary of any and all Capital Expenditures made at the Property during the prior twelve (12) month period; (iii) a calculation reflecting Actual Debt Service Coverage Ratio for the prior twelve (12) month period, (iv) a calculation reflecting Debt Yield for the prior twelve (12) month period; (v) the Officer’s Certificate described in Section 3.1.24(j) hereof; and (vi) the most current Smith Travel Research Reports in the form of Schedule XII attached hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with such Individual Property. Notwithstanding the foregoing or anything herein to the contrary, Borrower shall deliver Lender, within one hundred twenty (120) days following the end of each Fiscal Year,

Annual Financial Statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with the Approved Accounting Method (or such other accounting method reasonably approved by Lender), if requested by Lender on or prior to October 1st of each Fiscal Year. Lender hereby agrees that the delivery of audited Annual Financial Statements will be waived for the Fiscal Year ending on December 31, 2012.

(c) Borrower will furnish Lender on or before the sixtieth (60th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year and other than the fourth fiscal quarter of Borrower’s Fiscal Year), the following items:

(i) a current balance sheet of Borrower and quarterly and year to date statements of income and expense and cash flow prepared for such quarter with respect to each Individual Property and the Property (i.e., individually and on a combined basis), and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, and a statement of Adjusted Net Cash Flow for such quarter;

(ii) an Officer’s Certificate from a Responsible Officer of the general partner of Borrower, certifying to the best of the signer’s knowledge: (A) that such statements referred to in (i) above are true, correct, accurate and complete, in all material respects, and fairly present the financial condition and results of the operations of Borrower, each Individual Property and the Property (i.e., individually and on a combined basis), in all material respects, in accordance with the Approved Accounting Method as applicable, (B) that as of the date of such Officer’s Certificate, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) a calculation reflecting the Debt Yield for the prior twelve (12) month period, and (d) a calculation reflecting the Actual Debt Service Coverage Ratio for the prior twelve (12) month period;

(iii) intentionally omitted; and

(iv) a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for each Individual Property and the Property (i.e., individually and on a combined basis), together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.

(d) Borrower will furnish Lender on or before the thirty-fifth (35th) day after the end of each calendar month, prior to a Securitization, the following items:

(i) a current balance sheet of Borrower and monthly and year-to-date statements of income and expense and cash flow prepared for such month with respect to each Individual Property and the Property (i.e., individually and on a combined basis), and for the corresponding month of the previous year, and a statement of revenues and expenses for the year-to-date, and a statement of Adjusted Net Cash Flow for such month; and

(ii) an Officer’s Certificate from a Responsible Officer of the general partner of Borrower, certifying to the best of the signer’s knowledge: (A) that such statements referred to in (i) above are true, correct, accurate and complete, in all material respects, and fairly present the financial condition and results of the operations of Borrower, each Individual Property and the Property (i.e., individually and on a combined basis), in all material respects, in accordance with the Approved Accounting Method as applicable, and (B) that as of the date of such Officer’s Certificate, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default.

(e) Borrower and/or Operating Lessee, as applicable, shall submit the Annual Budget to Lender for each Individual Property not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have the right to approve each Annual Budget. Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget.” In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Annual Budget (each, an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(f) Borrower and/or Operating Lessee, as applicable, shall furnish to Lender any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower or Operating Lessee, as applicable, of the exercise or non-exercise of any option provided for in such Tenant’s Lease, or any other similar material correspondence received by Borrower and/or Operating Lessee from Tenants during the subject fiscal quarter.

(g) Borrower and/or Operating Lessee, as applicable, shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower and/or Operating Lessee, as applicable, a copy of all financial statements, business plans, capital expenditure plans, material reports and material estimates, pertaining to the Property, prepared by Manager pursuant to the Management Agreement, including, without limitation, any inspection reports.

(h) Borrower and/or Operating Lessee, as applicable, shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of each Individual Property and the Property (i.e., individually and on a combined basis) and the financial affairs of Borrower and/or Operating Lessee, as applicable, as may be reasonably requested by Lender, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for each Individual Property and the Property (i.e., individually and on a combined basis), together with a detailed explanation of any variances of more than the greater of five percent (5%) or $10,000.00 between budgeted and actual amounts for such period and year to date; and

(i) Each of Borrower and Operating Lessee acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.1.6 (each, a “Required Financial Item” and collectively, the “Required Financial Items”). In the event Borrower or Operating Lessee fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), in addition to constituting a default hereunder and without limiting Lender’s other rights and remedies with respect to the occurrence of such a default, Borrower shall pay to Lender the sum of $1,000.00 per occurrence for each Reporting Failure. It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

4.1.7 Title to the Property. Borrower will warrant and defend the validity and priority of the Lien of the Security Instrument on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8 Estoppel Statement.

(a) After request by Lender, Borrower and/or Operating Lessee, as applicable, shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) After request by Borrower, provided no Event of Default exists, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

(c) Borrower and/or Operating Lessee, as applicable, shall deliver to Lender, upon request, an estoppel certificate from each party under each Material Agreement and the REA’s and each Tenant under any Lease (provided that Borrower and/or Operating Lessee, as applicable, shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Material Agreement or REA’s or Lease; provided, further, that Borrower and/or Operating Lessee, as applicable, shall not be required to deliver such certificates more frequently than two (2) times in any calendar year (other than in connection with an Event of Default or a Securitization).

4.1.9 Leases.

(a) All Major Leases and all renewals of Major Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) provide that such Major Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, (iv) not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents, (v) [intentionally omitted], (vi) except with respect to the Operating Lease, not be to an Affiliate of Borrower, Operating Lessee or any Borrower Party, and (vii) not contain any option to purchase or any right of first refusal to purchase. All Major Leases and all renewals, amendments, assignments and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed.

(b) Borrower and Operating Lessee (i) shall observe and perform the obligations imposed upon the lessor under the Major Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Major Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; provided, however, neither Borrower nor Operating Lessee shall terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Major Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Major Lease so as to materially change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or materially increase the obligations of lessor; (vi) shall hold all security deposits under all Major Leases in accordance with Legal Requirements; and (vii) shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower. Upon request, Borrower shall furnish or shall cause Operating Lessee to furnish Lender with executed copies of all Major Leases.

(c) Borrower and Operating Lessee agree to promptly furnish to Lender, upon request, all written correspondence received from Tenants or (including notices of default) prospective Tenants concerning existing and/or prospective Major Leases, and notwithstanding anything contained herein to the contrary, neither Borrower nor Operating Lessee shall willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Major Lease during the term of the Loan. Borrower and Operating Lessee further agree to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Major Lease within ten (10) Business Days after such Tenant under any Major Lease “goes dark” and failure to provide such notice shall constitute an Event of Default.

(d) Borrower and Operating Lessee shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s or Operating Lessee’s receipt of any Lease Termination Fee paid by any Tenant under any Major Lease, and Borrower and Operating Lessee further covenants and agrees that, upon the occurrence and during the continuance of a Cash Sweep Period, Borrower or Operating Lessee, as applicable, shall deposit such Lease Termination Fee with Lender.

(e) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 4.1.9, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.

4.1.10 Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements of any Individual Property (except tenant improvements under any Lease approved by Lender), (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold for such Individual Property or (c) that are structural in nature which approval may be granted or withheld in Lender’s reasonable discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements with respect to such Individual Property shall at any time exceed the Alteration Threshold for such Individual Property, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) Letters of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, such approval by Lender may include (pursuant to the Prudent Lender Standard) a Rating Agency Confirmation, or (v) a completion bond acceptable to Lender, such approval by Lender may include (pursuant to the Prudent Lender Standard) a Rating Agency Confirmation. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements with respect to the applicable Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold for such Individual Property.

4.1.11 [Intentionally Omitted.]

4.1.12 Material Agreements.

(a) Each of Borrower and Operating Lessee shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Material Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Material Agreements of which it is aware; (iii) promptly upon request deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Material Agreements; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Material Agreements in a commercially reasonable manner; (v) cause each Individual Property to be operated, in all material respects, in accordance with the Material Agreements; and (vi) not, without the prior written consent of Lender, (A) enter into any new Material Agreement or execute any material modifications to any existing Material Agreements, (B) surrender, terminate or cancel any Material Agreement, (C) reduce or consent to the reduction of the term of the Material Agreements, (D) materially increase or consent to the material increase of the amount of any charges under the Material Agreements, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements.

(b) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any matters set forth in this Section 4.1.12, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event that Lender fails to respond to the matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, other market information as reasonably required by Lender.

4.1.13 Performance by Borrower and Operating Lessee. Each of Borrower and Operating Lessee shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower and/or Operating Lessee, as applicable, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower and/or Operating Lessee, as applicable, without the prior consent of Lender.

4.1.14 Costs of Enforcement/Remedying Defaults. In the event (a) that the Security Instrument is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or mortgage prior to or subsequent to the Security Instrument, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Operating Lessee or Guarantor or an assignment by Borrower, Operating Lessee or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.15 Business and Operations. Borrower and Operating Lessee will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower and Operating Lessee will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the Property. Borrower and Operating Lessee shall at all times cause each Individual Property to be maintained as a hotel.

4.1.16 Loan Fees. Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain application letter between Supertel Hospitality REIT Trust, a Maryland trust and Morgan Stanley Mortgage Capital Holdings LLC, dated July 13, 2012.

4.1.17 REA Covenants. Each of Borrower and Operating Lessee shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the REAs and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the REAs of which it is aware; (iii) promptly upon request deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the REAs; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the REAs in a commercially reasonable manner; (v) cause the Property to be operated, in all material respects, in accordance with the REAs; and (vi) not, without the prior written consent of Lender, (A) enter into any new REA or execute modifications to any existing REAs, (B) surrender, terminate or cancel the REAs, (C) reduce or consent to the reduction of the term of the REAs, (D) materially increase or consent to the material increase of the amount of any charges under the REAs, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the REAs in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the REAs.

4.1.18 Intentionally Omitted.

4.1.19 Intentionally Omitted.

4.1.20 Maintenance of Property Borrower and Operating Lessee shall cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Neither Borrower nor Operating Lessee shall use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Each of Borrower and/or Operating Lessee shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Property. Neither Borrower nor Operating Lessee shall make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Security Instrument. Neither Borrower nor Operating Lessee shall, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.21 Permitted Equipment Leases. To the extent that Borrower and/or Operating Lessee enters into any Permitted Equipment Leases in accordance with the applicable terms and conditions hereof, each of Borrower and Operating Lessee shall comply, in all material respects, with all terms and provisions of such Permitted Equipment Leases. Any security interest arising from the Permitted Equipment Leases shall be limited solely to the collateral leased therein.

4.1.22 Franchise Agreement.

(a) Each of Borrower and Operating Lessee shall (i) cause the hotel located on the Property to be operated pursuant to the Franchise Agreement; (ii) promptly perform and observe, in all material respects, all of the covenants required to be performed and observed by it under the Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Franchise Agreement of which it is aware; (iv) promptly upon request deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement (including, without limitation, notices of default, notices concerning any of the trademarks licensed under the Franchise Agreement and notices requiring Borrower to perform any repairs, alterations, improvements or remodeling to the Property); (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the Franchisor under the Franchise Agreement; and (vi) deliver any franchisor comfort letters reasonably requested by Lender in form and substance reasonably acceptable to Lender. In addition, neither Borrower nor Operating Lessee shall not, without Lender’s prior consent (A) surrender, terminate or cancel the Franchise Agreement or reject the Franchise Agreement in a proceedings under Creditor’s Rights Laws; (B) reduce or consent to the reduction of the term of the Franchise Agreement; (C) materially increase or consent to the material increase of the amount of any charges under the Franchise Agreement; (D) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement in any material respect or (E) suffer or permit the occurrence or continuance of a default beyond any applicable cure period under the Franchise Agreement if such default permits Franchisor to terminate or cancel the Franchise Agreement.

(b) Neither Borrower nor Operating Lessee shall enter into any franchise or similar agreement other than the Franchise Agreement or renew the Franchise Agreement, in each case, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion and may, at Lender’s option, be conditioned upon, among other things, Lender’s receipt of a Rating Agency Confirmation. Without limitation of the foregoing, any renewal or replacement of the Franchise Agreement shall be with a Qualified Franchisor pursuant to a Replacement Franchise Agreement. In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower and/or Operating Lessee shall, commensurately with such expiration or termination, enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable.

(c) By no later than the earlier of (i) twelve (12) months prior to the then current expiration date of the Franchise Agreement or (ii) the earliest renewal notice period permitted under the Franchise Agreement, Borrower and/or Operating Lessee shall have (1) either (A) applied for renewal of the Franchise Agreement or (ii) applied for a replacement franchise agreement for the Property with a franchisor approved by Lender and (2) obtained Lender’s prior written consent to the foregoing.

(d) Borrower and/or Operating Lessee shall provide Lender with no less than sixty (60) days prior written notice (such notice date, the “Franchise Notice Date”) of any renewal or replacement of the Franchise Agreement (the “Franchise Replacement”). On or prior to the Franchise Notice Date, Borrower shall provide, or shall cause Operating Lessee to provide, Lender a draft of the proposed replacement or renewal franchise agreement and all documentation and information related thereto (including, without limitation, any applicable PIP requirements). Each of the foregoing shall be subject to Lender’s prior written approval. In connection with the foregoing, Lender shall have the right, at the sole cost and expense of Borrower, to engage third party consultant(s) to review and approve each of the foregoing. The terms and conditions of this subsection (d) shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents. Notwithstanding the foregoing or anything herein to the contrary, Lender hereby approves the New Cleveland Franchise Agreement as a Franchise Replacement and consents to the termination of the Current Cleveland Franchise Agreement on or about March 3, 2013.

(e) Borrower shall provide, or shall cause Operating Lessee to provide, Lender prior written notice of any new PIP (the “New PIP”) required in connection with the Franchise Agreement (including, without limitation, any Franchise Replacement). Borrower shall not agree to any New PIP without Lender’s prior written consent thereto (which such consent may be conditioned upon, among other things, Lender’s engagement, at the sole cost and expense of Borrower, of third party consultant(s) to review and approve the New PIP). Prior to the effective date that any New PIP is imposed under the Franchise Agreement, Borrower shall deposit an amount equal to one hundred twenty-five percent (125%) of the cost of such new PIP as estimated by Borrower and approved by Lender (the “PIP Deposit Amount”), with such amount to be held in an account with Lender and shall be deemed an “Account” and “Reserve Account” (each as defined in the Cash Management Agreement) hereunder. Provided no Event of Default has occurred and is continuing, upon Lender’s receipt of evidence reasonably satisfactory to Lender that the New PIP has been completed and paid for in full or will be paid for in full upon such disbursement, in a good, workmanlike and lien free manner in accordance with applicable Legal Requirements and the terms and conditions hereof and of the other Loan Documents, Lender shall release the PIP Deposit Amount to or as directed by Borrower.

(f) Borrower shall complete and pay for in full any PIP in a good, workmanlike and lien free manner within the time-frame set forth in the PIP. To the extent that Operating Lessee fails to perform any obligation under the Franchise Agreement (including, without limitation, any obligation to perform any PIP), Borrower hereby grants Lender the right, as Borrower’s and/or Operating Lessee’s attorney-in-fact (which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest), to perform any such obligation and, if required, to enter the Property in order to perform the same. The aforesaid right of Lender shall be exercisable by Lender at Lender’s option and in Lender’s reasonable discretion. Any exercise by Lender of the aforesaid right shall be deemed exercised in accordance with the applicable terms and conditions hereof and of the other Loan Documents.

(g) Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Operating Lessee shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

4.1.23 Operating Lease. Borrower and Operating Lessee shall not amend or modify the Operating Lease in any manner that would affect the Operating Income from the Property or Lender’s security interest in the Rents from the Property. Notwithstanding the foregoing or anything contained herein to the contrary, Borrower and Operating Lessee shall have the right to terminate, amend, or modify the Operating Lease at any time during the term of the Loan (“Operating Lease Modification”); provided, that such Operating Lease Modification does not cause a breach of any representations, warranties, and/or covenants contained in this Agreement and the other Loan Documents to the extent such representations, warranties and/or covenants do not apply to the status of the Operating Lease. In connection with the Operating Lease Modification which results in the termination of the Operating Lease, Borrower and Operating Lessee shall (at Borrower’s sole cost and expense) (a) provide evidence reasonably satisfactory to Lender of (i) the transfer of the Franchise Agreement and the Management Agreement to Borrower, (ii) the transfer of all licenses and permits to Borrower, and (iii) the transfer to Borrower of all other documents and instruments required for the operation and maintenance of the Property, (b) execute any amendments to the Loan Documents as Lender may reasonably require and (c) deliver any other documents relating to the Operating Lease Modification, as may reasonably be required by Lender ((a), (b) and (c), collectively, the “Operating Lease Termination Documents”). Upon the delivery of the Operating Lease Termination Documents, Operating Lessee shall be released from all obligations under the Loan Documents.

Section 4.2 Borrower Negative Covenants.

Borrower covenants and agrees with Lender that:

4.2.1 Due on Sale and Encumbrance; Transfers of Interests.

(a) Without the prior written consent of Lender, neither Borrower nor Operating Lessee nor any other Person having a direct or indirect ownership or beneficial interest in Borrower and/or Operating Lessee shall sell, convey, mortgage, grant, bargain, encumber, pledge, Lien, assign or transfer any interest, direct or indirect, in a Restricted Party, any Individual Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Security Instrument and this Agreement (other than Permitted Encumbrances) (collectively, “Prohibited Transfer”).

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower and/or Operating Lessee leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder (other than the Operating Lease) or a sale, assignment or other transfer of, or the grant of a security interest in (other than Permitted Encumbrances), Borrower’s and/or Operating Lessee’s right, title and interest in and to any (A) Leases or any Rents or (B) REAs; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 7.3 hereof; (viii) or any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other person or entity, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or (ix) any other action instituted by (or at the behest of) Borrower, Operating Lessee or their Affiliates or consented to or acquiesced in by Borrower, Operating Lessee or their Affiliates which results in a termination of an REA or any Material Agreements, which termination could reasonably be expected to result in a Material Adverse Effect.

(c) Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) if required by Lender, receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Sections 3.1.24 and 4.2.11 hereof, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer, (f) the ability of the transferee to satisfy Lender’s then current underwriting standards, (g) an opinion satisfactory to Lender that the Prohibited Transaction will not cause an Adverse REMIC Event and/or (h) such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

4.2.2 [Intentionally Omitted].

4.2.3 Dissolution. Neither Borrower nor Operating Lessee shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership, leasing and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower and/or Operating Lessee except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.4 Change in Business. Neither Borrower nor Operating Lessee shall enter into any line of business other than the ownership, leasing and operation of the Property.

4.2.5 Debt Cancellation. Neither Borrower nor Operating Lessee shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Operating Lessee, as applicable, by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Operating Lessee’s business.

4.2.6 Distributions. Each of Borrower and Operating Lessee agrees that there shall be no distributions to any of its direct or indirect owners (legal or beneficial) until Borrower satisfies all of its then current due and payable obligations hereunder and under the other Loan Documents, including without limitation, Borrower’s obligation to pay Debt Service, deposits into Reserve Funds, maintenance costs, and Operating Expenses.

4.2.7 Zoning. Neither Borrower nor Operating Lessee shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8 [Intentionally omitted].

4.2.9 No Joint Assessment. Neither Borrower nor Operating Lessee shall suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Individual Property.

4.2.10 Principal Place of Business. Neither Borrower nor Operating Lessee shall (i) change its principal place of business or name from the address and name set forth in the introductory paragraph hereof without, in each instance, (A) first giving Lender thirty (30) days’ prior notice and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or (ii) change its organizational structure without (A) obtaining the prior written consent of Lender and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents. At the request of Lender, each of Borrower and Operating Lessee shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower and/or Operating Lessee, as applicable, intends to operate each Individual Property, and representing and warranting that Borrower and/or Operating Lessee, as applicable, does business under no other trade name with respect to such Individual Property.

4.2.11 ERISA.

(a) Neither Borrower nor Operating Lessee shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower and/or Operating Lessee, as applicable, shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower and/or Operating Lessee, as applicable, is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower and/or Operating Lessee, as applicable, is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower and/or Operating Lessee, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by ERISA Section 3(42), disregarding the value of any equity interests in Borrower and/or Operating Lessee, as applicable, held by (I) a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower and/or Operating Lessee, as applicable, (II) any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower, or (III) any affiliate of a person described in the immediately preceding clause (I) or (II);

(iii) Borrower and/or Operating Lessee, as applicable, qualify as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(iv) The assets of Borrower and/or Operating Lessee, as applicable, are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101.

V.	INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

5.1.1 Insurance Policies.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each Individual Property providing at least the following coverages:

(i) comprehensive all risk insurance, including windstorm and terrorism perils, on the Improvements and the personal property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, except for the Key Largo Property where a limit of $1,930,000.00 is maintained; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the applicable Individual Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) for all such insurance coverage, except for perils of earthquake and flood, which deductible shall not exceed five percent (5%) of total insurable value per loss; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the applicable Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (x) and (y) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000) and a per occurrence limit of no less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insurable contracts; and (5) contractual liability covering the indemnities contained in Section 11.13 hereof to the extent the same is available;

(iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of one hundred twenty (120) days from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the applicable Individual Property for a period from the date of loss to a date (assuming total destruction) which is twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, except with respect to the Key Largo Property where no loss of income coverage is maintained for the peril of wind. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the applicable Individual Property for the succeeding twelve (12) month period. Subject to Section 5.2.3 below, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the applicable Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, if applicable, subject to the statutory limits of the State in which the applicable Individual Property is located, and employer’s liability insurance, if applicable, with a limit of at least one Million and No/100 Dollars

($1,000,000) per accident and per disease per employee, and one Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) or in such higher amounts as may be reasonably required by Lender per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(ix) so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages, if applicable;

(x) insurance against employee dishonesty, if applicable, in an amount not less than one (1) month of gross revenue from the Property and with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000), if applicable;

(xi) if “acts of terrorism” or other similar acts or events or “fire following” are hereafter excluded from Borrower’s comprehensive all risk insurance policy or policies required under Sections 5.1.1(a)(i) and 5.1.1(a)(iii) above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provider which maintains at least an investment grade rating from (1) S&P (that is, “BBB-”), and (2) if Fitch and/or Moody’s has been designated by Lender in connection with the Securitization and such Rating Agency also rates the insurer, Fitch (that is, “BBB-”) and Moody’s (that is, “Baa3”), as applicable, insuring against all such excluded acts or events and “fire following,” to the extent such policy or endorsement is available, in an amount determined by Lender in its sole discretion (but in no event more than an amount equal to the sum of 100% of the “Full Replacement Cost” and twelve (12) months business interruption insurance); provided, such endorsement or policy shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Lender shall accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 5.1.1(a)(xi) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism; and

(xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the applicable Individual Property is located.

(b) All insurance provided for in Section 5.1.1(a) above shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds; provided, that, Lender shall not require deductibles which are less than deductibles commonly maintained for property similar to the Property and located in or around the region in which the applicable Individual Property is located. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance satisfactory to Lender evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy (which may include coverage required under Section 5.1.1(a)(xi)) above shall provide the same protection as would a separate Policy insuring only the applicable Individual Property in compliance with the provisions of Section 5.1.1(a) above. Without limitation of any provision hereof, Lender’s consent required hereunder with respect to any blanket policy shall include the schedule of locations and values with respect to the same.

(d) All Policies of insurance provided for or contemplated by Section 5.1.1(a) above shall be primary coverage and, except for the Policy referenced in Section 5.1.1(a)(v) above, shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood, earthquake and terrorism insurance, shall contain a so-called standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

(e) All Policies of insurance provided for in Section 5.1.1(a) above, except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii) above shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv) the Policies shall not exclude coverage for acts of terror or similar acts of sabotage.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums or other expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.1.2 Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies and having an insurer financial strength rating of “A-” or better by S&P and Fitch and/or an insurer financial strength rating of “A2” by Moody’s. If a Securitization occurs, (i) the foregoing required insurance company rating by a Rating Agency not designated by Lender in connection with such Securitization shall be disregarded and (ii) if the insurance company complies with the aforesaid S&P required rating (and S&P is designated by Lender in connection with such Securitization) and the other Rating Agencies designated by Lender in connection with such Securitization do not rate the insurance company, such insurance company shall be deemed acceptable by such Rating Agency not rating such insurance company. Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut-through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) with respect to any Otherwise Rated Insurer from an insurance company which meets the insurer financial strength ratings required above. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the insurer financial strength ratings set forth herein but the parent of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating Agencies (such approval may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company). Lender hereby acknowledges that, as of the date hereof, the insurance certificates and coverages maintained by Borrower satisfy the requirements of this Section 5.1.

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If any Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3 hereof, it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of such Individual Property prior to such Casualty provided such Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold for such Individual Property, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold for such Individual Property or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold with respect to an Individual Property, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event of a Condemnation where the amount of the taking exceeds the Restoration Threshold for such Individual Property or if an Event of Default then exists, Borrower may settle and compromise such Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property and otherwise comply with the provisions of Section 5.3 hereof. If such Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3 Casualty Proceeds. Notwithstanding the last sentence of Section 5.1.1(a)(iii) above and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account (as defined in the Cash Management Agreement) but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully make the disbursements required by Section 5(b)(i) through (viii) of the Cash Management Agreement). All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

Section 5.3 Delivery of Net Proceeds.

5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds shall be less than the Restoration Threshold for such Individual Property and the costs of completing the Restoration shall be less than the Restoration Threshold for such Individual Property, and provided the conditions set forth in Section 5.3.2(a)(i) through (x) below have been met, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration with respect to such Individual Property in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration of the applicable Individual Property, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration of the applicable Individual Property in accordance with the terms hereof. Notwithstanding the foregoing or anything to the contrary contained herein, in the event that, in accordance with the applicable terms and conditions hereof, the Condemnation Net Proceeds are required to be applied to the principal amount of the Debt and the amount of the Condemnation Net Proceeds applied to the principal amount of the Debt in connection therewith are insufficient under REMIC Requirements because such Condemnation Net Proceeds (or a portion thereof) are paid to or held by a Person other than Lender, Borrower shall, within five (5) days of demand by Lender, prepay the principal amount of the Debt in an amount equal to such insufficiency pursuant to such REMIC Requirements plus the amount of any interest that would have accrued on such amounts through the next Monthly Payment Date (such payment, the “Condemnation Payment”).

5.3.2 Major Casualty or Condemnation.

(a) If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds are equal to or greater than the Restoration Threshold for such Individual Property or the costs of completing the Restoration of the applicable Individual Property is equal to or greater than the Restoration Threshold for such Individual Property, Lender shall make the Net Proceeds available for the Restoration of the applicable Individual Property, provided that each of the following conditions are met:

(i) no Event of Default shall have occurred and be continuing;

(ii) (A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of the (i) fair market value of such Individual Property as reasonably determined by Lender and (ii) rentable area of such Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than fifteen percent (15%) of each of the (i) fair market value of such Individual Property as reasonably determined by Lender, and (ii) rentable area of such Individual Property has been taken, and such land is located along the perimeter or periphery of such Individual Property, and no portion of the Improvements is the subject of the Condemnation,

(iii) Leases requiring payment of annual rent equal to eighty percent (80%) of the Operating Income received by Borrower with respect to such Individual Property during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases and any REAs with respect to such Individual Property shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration of such Individual Property, notwithstanding the occurrence of such Casualty or Condemnation;

(iv) Borrower shall commence the Restoration of the applicable Individual Property as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v) Lender shall be satisfied that any operating deficits at the applicable Individual Property and all payments of principal and interest under the Note will be paid during the period required for Restoration of the applicable Individual Property from (A) the Net Proceeds, or (B) other funds of Borrower;

(vi) Lender shall be satisfied that the Restoration of the applicable Individual Property will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease, Material Agreement and REA applicable to the applicable Individual Property, (C) such time as may be required under applicable Legal Requirements in order to repair and restore such Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii) hereof;

(vii) such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and any Major Lease, Franchise Agreement, Material Agreement, and REA applicable to the applicable Individual Property;

(viii) the Restoration of the applicable Individual Property shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the requirements of any Major Lease, Franchise Agreement, Material Agreement and REA applicable to the applicable Individual Property;

(ix) such Casualty or Condemnation, as applicable, does not result in the loss of access to such Individual Property or the related Improvements; and

(x) with respect to a Condemnation, Lender shall be satisfied that making the Net Proceeds available for Restoration of the applicable Individual Property shall be permitted pursuant to REMIC Requirements.

(b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) hereof have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on such Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration of the applicable Individual Property be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements on such Individual Property (provided, however, that in the case of a partial Condemnation, the Restoration of such Individual Property shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, such Individual Property shall be at least equal in value and general utility to such Individual Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of such Individual Property prior to such Casualty provided such Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements on such Individual Property such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and the requirements of any Major Lease and the REAs. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of such Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration with respect to such Individual Property, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration of such Individual Property on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in Section 5.3.2(h) hereof.

(h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) hereof may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

VI.	RESERVE FUNDS

Section 6.1 Required Repair Fund.

6.1.1 Deposit of Required Repair Funds. Borrower shall perform the repairs at the Property as set forth on Schedule II hereto (such repairs hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule II. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule II hereto to perform the Required Repairs. Amounts deposited pursuant to this Section 6.1.1 are referred to herein as the “Required Repair Funds.”

6.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds (or any part thereof) with respect to an Individual Property upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, the Material Agreements, and the REAs, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such

Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Required Repairs exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Required Repairs, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Repair Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Required Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 6.2 Tax Funds.

6.2.1 Deposits of Tax Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $141,909.67 and, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds.” If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

6.2.2 Release of Tax Funds. Provided no Event of Default has occurred and is continuing, Lender shall apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.3 Insurance Funds.

6.3.1 Deposits of Insurance Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $0.00 and, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the “Monthly Insurance Deposit”). Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds.” If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. Notwithstanding the forgoing, Borrower shall not be required to make the Monthly Insurance Deposit as set forth above provided (i) no Event of Default shall have occurred and be continuing, (ii) the liability and casualty policies covering the Property are part of a blanket or umbrella policy approved by Lender in its reasonable discretion pursuant to Section 5.1.1(c) hereof, including, without limitation, approval of the schedule of locations and values, (iii) Borrower provides Lender evidence of renewal of such policy pursuant to Article V hereof, and (iv) Borrower provides Lender paid receipts for the payment of the Insurance Premiums by no later than ten (10) days prior to the expiration dates of the Policies. Borrower shall immediately commence making all Monthly Insurance Deposits, as required by Lender pursuant to this Section 6.3, within five (5) days of receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), (iii) or (iv) above, which such notice shall instruct Borrower to immediately commence making the Monthly Insurance Deposits.

6.3.2 Release of Insurance Funds. Provided no Event of Default has occurred and is continuing, Lender shall apply the Insurance Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.4 FF&E Expenditure Funds.

6.4.1 Deposits of FF&E Expenditure Funds. On the Closing Date, Borrower shall deposit with Lender the amount of $1,508,458.00 (the “Initial FF&E Deposit”) and, on each Monthly Payment Date, Borrower shall deposit with Lender, the FF&E Expenditure Monthly Deposit for annual FF&E Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed. Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the “FF&E Expenditure Funds”. Lender may reassess its estimate of the amount necessary for FF&E Expenditures from time to time, and may require Borrower to increase the monthly deposits required pursuant to this Section 6.4.1 upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property.

6.4.2 Release of FF&E Expenditure Funds.

(a) Lender shall disburse FF&E Expenditure Funds only for FF&E Expenditures with respect to an Individual Property.

(b) Lender shall disburse to Borrower the FF&E Expenditure Funds (or any portion thereof) upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the FF&E Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are FF&E Expenditures, (B) stating that all FF&E Expenditures at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and the Franchise Agreement, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the FF&E Expenditures, (C) identifying each Person that supplied materials or labor in connection with the FF&E Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender’s option, if the cost of any individual FF&E Expenditure exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the FF&E Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse FF&E Expenditure Funds more frequently than once each calendar month, nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of FF&E Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the FF&E Expenditures Work; (ii) require Lender to expend funds in addition to the FF&E Expenditure Funds to complete any FF&E Expenditures Work; (iii) obligate Lender to proceed with the FF&E Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Expenditures Work.

(d) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any FF&E Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(e) If a disbursement will exceed $25,000, Lender may require an inspection of the applicable Individual Property at Borrower’s expense prior to making a disbursement of

FF&E Expenditure Funds in order to verify completion of the FF&E Expenditures Work with respect to such Individual Property for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of FF&E Expenditure Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 6.5 Franchise Funds.

Upon the occurrence and during the continuance of a Franchise Trigger Period, Borrower shall deposit with Lender on each Monthly Payment Date the sum of $5,000.00 for each Individual Property in connection with which a Franchise Trigger Period has occurred. Amounts deposited pursuant to this Section 6.5 are referred to herein as the “Franchise Funds”. Upon the termination of a Franchise Trigger Period, any Franchise Funds on deposit with Lender shall be disbursed to Borrower.

Section 6.6 [Intentionally Omitted]

Section 6.7 [Intentionally Omitted]

Section 6.8 Application of Reserve Funds.

Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.9 Security Interest in Reserve Funds and Interest on Reserve Funds.

6.9.1 Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

6.9.2 Interest on Reserve Funds. Interest accrued, if any, on the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be remitted to and become part of the applicable Reserve Fund. Funds deposited in the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be held in an interest-bearing business savings account. In no event shall Lender or any Servicer be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest that so becomes part of the applicable Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Reserve Fund; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

6.9.3 Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

6.9.4 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.9.5 Reserve Fund Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds, the sums deposited therein or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

6.9.6 Reserve Fund Fees and Expenses. Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Reserve Funds, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Reserve Funds and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

VII.	PROPERTY MANAGEMENT

Section 7.1 The Management Agreement.

Operating Lessee shall cause Manager to manage each Individual Property in accordance with the Management Agreement. Operating Lessee shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed and observed, in all material respects, (ii) promptly notify Lender of any notice to Operating Lessee of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operating Lessee to be performed and observed, and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material report and material estimate received by it under the Management Agreement; and (iv) promptly enforce, in a commercially reasonable manner, the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Operating Lessee to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Operating Lessee from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed or observed.

Section 7.2 Prohibition Against Termination or Modification.

Operating Lessee shall not surrender, terminate, cancel, materially modify, renew or extend the Management Agreement, or enter into any other material agreement relating to the management or operation of any Individual Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, or waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent may be conditioned upon Operating Lessee delivering a Rating Agency Confirmation as to such new manager and management agreement and, if such new manager is an Affiliate of Operating Lessee, such consent may be further conditioned upon receipt of a New Non-Consolidation Opinion acceptable to Lender and the Rating Agencies, in their sole discretion. If at any time Lender consents to the appointment of a new manager, such new manager and Operating Lessee shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender.

Section 7.3 Replacement of Manager.

Lender shall have the right, pursuant to the terms of the Assignment of Management Agreement, to require Operating Lessee to replace the Manager with a new manager, which shall be a Qualified Manager, chosen by Operating Lessee and approved by Lender.

VIII.	PERMITTED TRANSFERS

Section 8.1 Permitted Total Transfer of the Property (Total Assumption).

Notwithstanding anything to the contrary contained herein or in the Security Instrument, until the date which is six (6) months following the issuance of Securities involving the Loan or any portion thereof (the “Permitted Transfer Date”), a sale, conveyance or transfer of the Property in its entirety and in a single transaction (hereinafter, a “Property Sale”) shall be permitted three (3) times for the term of the Loan only with the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. From and after the Permitted Transfer Date, Lender shall not unreasonably withhold consent to a Property Sale. With respect to any such Property Sale, Lender shall not require a modification of the material economic terms hereof (other than a corresponding increase in Borrower’s deposits of Tax Funds pursuant to Section 6.2.1 hereof in the event such Property Sale results in an increase in the real property tax assessment by the applicable taxing authority), provided that each of the following terms and conditions are satisfied:

(a) no Event of Default has occurred and is continuing;

(b) Borrower gives Lender written notice of the terms of such prospective Property Sale not less than thirty (30) days before the date on which such Property Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would reasonably require in evaluating an initial extension of credit to a borrower and pays as a condition to evaluating any requested consent to a transfer, a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such requests for such consent. Lender shall have the right to approve or disapprove the proposed Buyer (such approval to be in Lender’s sole and absolute discretion prior to the Permitted Transfer Date and such approval not to be unreasonably withheld on and after the Permitted Transfer Date). In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider Buyer’s experience and track record in owning and operating facilities similar to the Property, Buyer’s financial strength, Buyer’s general business standing and Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c) Borrower pays Lender, concurrently with the closing of such Property Sale, (i) a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Property Sale plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all costs and expenses of all third parties and Rating Agencies in connection with the Property Sale;

(d) Buyer assumes and agrees to pay the Debt as and when due (subject to the provisions of Section 11.22 hereof) and, prior to or concurrently with the closing of such Property Sale, Buyer and its constituent partners, members or shareholders as Lender may reasonably require execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption, including, without limitation, the execution and delivery by an Affiliate of such Buyer, acceptable to Lender, of a recourse guaranty and environmental indemnity in form and substance identical to the Guaranty and the Environmental Indemnity Agreement, respectively, together with such legal opinions, certifications, and acknowledgements as may be reasonably requested by Lender;

(e) Borrower and Buyer, without any cost to Lender, furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Property Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy or policies insuring the lien of the Security Instrument insuring that fee or leasehold title, as applicable, to the Property is vested in Buyer;

(g) Buyer furnishes, if Buyer is a corporation, partnership or other entity, all appropriate papers evidencing Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Buyer and of the entities, if any, which are partners or members of Buyer. Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, “bankruptcy remote” entities which satisfy the requirements of Section 3.1.24 hereof and the requirements of the Rating Agencies (provided, however, such Buyer shall not be a Delaware Statutory Trust or tenancy-in-common), and whose formation documents shall be approved by counsel to Lender;

(h) Buyer assumes the obligations of Operating Lessee under any management agreements pertaining to each Individual Property or assigns to Lender as additional security any new management agreement entered into in connection with such Property Sale, which such new management agreement and the new manager thereunder shall each comply with the requirements of Article 7 hereof;

(i) Buyer furnishes a New Non-Consolidation Opinion with respect to Buyer and certain of Buyer’s Affiliates, and certain other opinions of counsel satisfactory to Lender and its counsel (A) that Buyer’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Note, the Security Instrument, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Buyer in accordance with their terms, (C) that the transfer and assumption by Buyer will not constitute a “significant modification” of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust, and (D) with respect to such other matters as Lender may reasonably request;

(j) If required by Lender, Lender receives a Rating Agency Confirmation with respect to the Property Sale and the transactions contemplated hereby; and

(k) Borrower’s obligations under the contract of Property Sale pursuant to which the Property Sale is proposed to occur are expressly subject to the satisfaction of the terms and conditions of this Section.

Notwithstanding the foregoing, Lender shall not be required to consent to any Property Sale occurring prior to a Securitization or participation of the Loan if the consideration to be paid by Buyer as determined by Lender is less than the appraised value of the Property as determined by Lender in connection with the underwriting of the Loan.

Upon the occurrence of the foregoing, Lender shall release Borrower, Operating Lessee and Guarantor from the Debt and all obligations and liabilities under this Agreement, the Guaranty and the Environmental Indemnity and the other Loan Documents solely with respect to matters which arise from and after the date of completion of the Property Sale (except with respect to any matters that expressly survive such Property Sale).

Section 8.2 Permitted Transfers of Equity Interests.

Notwithstanding the restrictions contained in Section 4.2.1 hereof or in Article 6 of the Security Instrument, the following transfers shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange, or (d) the sale, transfer or issuance of stock in a Restricted Party to third party investors through licensed U.S. broker-dealers (or placement agents, finders or other Persons exempt from broker-dealer licensing requirements) in accordance with applicable Legal Requirements; provided, however, with respect to the transfers listed in clauses (a) or (b) above, (A) Lender shall receive not less than thirty (30) days prior written notice of such transfers, (B) no such transfers shall result in a change in Control of Sponsor, Guarantor, or Affiliated Manager, (C) after giving effect to such transfers, Sponsor shall (I) own at least a 51% direct or indirect equity ownership interest in each of Borrower, Operating Lessee and any SPC Party; (II) Control Borrower, Operating Lessee and any SPC Party; and (III) control the day-to-day operation of each Individual Property, (D) each Individual Property shall continue to be managed by a Qualified Manager, (E) in the case of the transfer of any direct equity ownership interests in Borrower or in any SPC Party, such transfers shall be conditioned upon continued compliance with the relevant provisions of Section 3.1.24 hereof, (F) such transfers shall be conditioned upon each of Borrower’s and Operating Lessee’s ability to, after giving effect to the equity transfer in question, (I) remake the representations contained herein relating to ERISA matters and the Patriot Act, OFAC and matters concerning Embargoed Persons (and, upon Lender’s request, each of Borrower and Operating Lessee shall deliver to Lender (x) an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer, and (y) searches, acceptable to Lender, for any entity or individual owning, directly or indirectly, 20% or more of the interests in Borrower and/or Operating Lessee, as applicable, as a result of such transfer), and (II) continue to comply with the covenants contained herein relating to ERISA matters and the Patriot Act, OFAC, and matters concerning Embargoed Persons, (G) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with Section 7.3 hereof, or (2) the transfer of any equity ownership interests in any Restricted Party that results in any Person and its Affiliates that owned less than forty-nine percent (49%) prior to such transfer, owning in excess of forty-nine percent (49%) of the direct or indirect equity ownership interests in Borrower, Operating Lessee or any SPC Party after such transfer, such transfers shall be conditioned upon delivery to Lender of a New Non-Consolidation Opinion addressing such transfer and (H) such transfers shall not trigger any right of first refusal, option to purchase or default under the REAs.

Section 8.3 Easements.

Lender shall not unreasonably withhold, condition or delay its consent to Borrower’s granting of or entering into reasonable easements in the ordinary course of Borrower’s business for traffic circulation, ingress, egress, parking, access, utility lines or for other similar purposes; provided, that, in each case or taken as a whole, the same do not have a Material Adverse Effect.

IX.	SALE AND SECURITIZATION OF LOAN

Section 9.1 Sale of Loan and Securitization.

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities.”)

(b) If requested by Lender, Borrower and Operating Lessee shall assist Lender, at Lender’s expense, in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Franchisor, Borrower, Operating Lessee, Guarantor, Sponsor, and the Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to single-member limited liability companies, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require;

(iv) execute such amendments to the Loan Documents and Borrower’s, Operating Lessee’s or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (any of the foregoing, a “Loan Bifurcation”); provided, however, that neither Borrower nor Operating Lessee shall be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan Agreement or the Note, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note. In the event either Borrower or Operating Lessee fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, each of Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower and Operating Lessee, as applicable, ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Security Instrument and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.1(b)(iv) after expiration of ten (10) Business Days after notice thereof; and

(v) at any time prior to a Secondary Market Transaction, execute such amendments to the Loan Documents as requested by the Lender, in its discretion, to extend the Maturity Date to a Payment Date no more than three (3) months beyond the initial Maturity Date set forth herein (the “Extended Maturity Date”). In connection with such amendment, the defined term “Maturity Date” shall then be replaced with the term “Extended Maturity Date,” the time period in clause (i) of the definition of “Release Date” shall be extended by the same period between the initial Maturity Date and the Extended Maturity Date, and the “Permitted Prepayment Date” shall be extended by the same period between the initial Maturity Date and the Extended Maturity Date together with such corresponding changes to other defined terms herein as reasonably requested by Lender.

(c) If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than sixty (60) days after the end of each fiscal quarter of Borrower in accordance with applicable Legal Requirements and (C) not later than one hundred twenty (120) days after the end of each fiscal year of Borrower in accordance with applicable Legal Requirements; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Properties if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(d) All financial data and financial statements provided by Borrower hereunder pursuant to Section 9.1(c) and (d) hereof shall be prepared in accordance with the Approved Accounting Method, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 9.1(c) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 9.1(c) hereof shall be accompanied by an Officer’s Certificate which shall state that such financial statements meet the requirements set forth in the first sentence of this Section 9.1(d).

(e) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(f) In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 9.1(c) and (d) hereof, Lender may request, and Borrower shall promptly provide, such other financial statements as Lender determines to be necessary or appropriate for such compliance.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that information provided to Lender by Borrower, Operating Lessee and their agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Operating Lessee, Borrower Affiliates, the Property, Franchisor (as it relates to the Property), Manager (as it relates to the Property), Sponsor, Guarantor, and all other aspects of the Loan (the “Relevant Sections”), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”), and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Relevant Sections or necessary in order to make the statements in the Relevant Sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower or Operating Lessee in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property (collectively, the “Provided Information”). The indemnification provided in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided to Borrower or Guarantor; provided, however, such indemnity shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document. The aforesaid indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Relevant Sections of the Disclosure Document or upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document related to Relevant Sections, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(g) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3 Intentionally Omitted.

Section 9.4 Mezzanine Option

Without limiting Lender’s rights to implement a Loan Bifurcation, Lender shall have the right (the “Mezzanine Option”), at any time to divide the loan into two parts, a mortgage loan and a mezzanine loan, at Lender’s sole cost and expense, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding principal amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Interest Rate. Borrower shall cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower’s, Operating Lessee’s or any SPC Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating a single purpose, bankruptcy remote entity satisfying the requirements of Section 3.1.24 hereof and of the Rating Agencies (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies and other materials as may be required by Lender or the Rating Agencies.

Section 9.5 Reserves/Escrows.

In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

X.	DEFAULTS

Section 10.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if Borrower shall fail to (i) pay when due (A) any sums which by the express terms of this Agreement and the other Loan Documents require immediate or prompt payment without any grace period or (B) sums which are payable on the Maturity Date, or (ii) pay within five (5) days when due (A) any monthly installment of principal and/or interest due under the Note and any amount required to be paid into the Reserve Funds or (B) any other sums payable under the Note, this Agreement or any of the other Loan Documents;

(ii) if any of the Taxes or Other Charges are not paid when due, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Agreement, no Event of Default has occurred and is continuing and Lender’s access to such sums is not restricted or constrained in any manner;

(iii) if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 5.1.1(b) hereof, and such failure to deliver evidence is not cured within five (5) days of when the same is due;

(iv) if Borrower or Operating Lessee breaches or permits or suffers a breach of Sections 4.2.1 hereof or Article 6 of the Security Instrument;

(v) if any representation or warranty made by Borrower or Operating Lessee, herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor or if Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party, Operating Lessee, Sponsor or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Lessee, any SPC Party, Sponsor or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(ix) if Borrower or Operating Lessee, as applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if any of the assumptions contained in the Insolvency Opinion, or in any New Non-Consolidation Opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xi) if (A) Borrower or Operating Lessee violates or does not comply with any of the provisions of Section 4.1.6 hereof, or (B) Borrower, Operating Lessee or any SPC Party breaches any representation, warranty or covenant contained in Section 3.1.24 hereof; provided, however, that no Event of Default shall be deemed to have occurred under subsection (A) as a result of the first violation by Borrower during any calendar year; provided, that, Borrower cures such violation within fifteen (15) days of receipt of notice of the same from any source whatsoever;

(xii) if Borrower, Operating Lessee, Guarantor, or Sponsor fails to comply with the covenants as to the Patriot Act, OFAC, and Embargoed Persons as set forth in Section 4.1.1 hereof;

(xiii) if Borrower or Operating Lessee, as applicable, breaches any of the negative covenants contained in Section 4.2.11 hereof;

(xiv) if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable, beyond the expiration of any notice or cure period expressly set forth in the Ground Lease (unless waived by the landlord under the Ground Lease), (B) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed, beyond the expiration of any notice or cure period expressly set forth in the Ground Lease (unless waived by the landlord under the Ground Lease), (C) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or which would entitle the landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the landlord under the Ground Lease), (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement;

(xv) if Guarantor breaches in any material respect any covenant, warranty or representation contained in the Guaranty;

(xvi) if (A) Borrower or Operating Lessee, as applicable, shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any REA or Material Agreement as and when payable thereunder, (B) Borrower defaults under any REA or Material Agreements beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the REA’s or Material Agreements are amended, supplemented, replaced, restated or otherwise modified (except in accordance with the terms of this Agreement) without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, or (D) any REA or Material Agreement and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower or Operating Lessee, as applicable, enters into a replacement thereof in accordance with the applicable terms and provisions hereof, in each case, to the extent that the same could reasonably be expected to result in a Material Adverse Effect.

(xvii) if Borrower or Operating Lessee, as applicable shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in Subsections (i) to (xvi) above, for ten (10) days after notice to Borrower or Operating Lessee, as applicable, from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower or Operating Lessee, as applicable, shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xviii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to any Borrower Party or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

(xix) if Operating Lessee defaults under the Franchise Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Franchise Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Operating Lessee or Borrower, contemporaneously with such cancellation, termination, surrendered, expiration or cessation, enters into a Replacement Franchise Agreement with a Qualified Franchisor in accordance with the applicable terms and provisions hereof.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above with respect to the Borrower, Operating Lessee and/or SPC Party only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, Operating Lessee and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above with respect to the Borrower, Operating Lessee and/or SPC Party only, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower and Operating Lessee hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower, Operating Lessee and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each of Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and/or Operating Lessee, as applicable, ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and/or Operating Lessee, as applicable, by Lender of Lender’s intent to exercise its rights under such power. Neither Borrower nor Operating Lessee shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Right to Cure Defaults.

Lender may, but without any obligation to do so and without notice to or demand on Borrower or Operating Lessee, as applicable, and/or Operating Lessee, as applicable, and without releasing Borrower or Operating Lessee from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower or Operating Lessee hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4 Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Operating Lessee shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Operating Lessee or to impair any remedy, right or power consequent thereon.

XI.	MISCELLANEOUS

Section 11.1 Successors and Assigns.

All covenants, promises and agreements in this Agreement, by or on behalf of each of Borrower and Operating Lessee, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender’s Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS

FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWER OR OPERATING LESSEE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND OPERATING LESSEE WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND OPERATING LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER AND OPERATING LESSEE DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System 111 Eighth Avenue New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER OR OPERATING LESSEE, AS APPLICABLE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT

EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR OPERATING LESSEE, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF BORROWER AND OPERATING LESSEE (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Morgan Stanley Mortgage Capital Holdings LLC,
1585 Broadway
New York, NY 10036
Attention: Stephen Holmes
Facsimile No. 212.507.4859

with a copy to:	Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attn: Ellen M. Goodwin
Facsimile No. 212.922.3947

If to Borrower:	Solomons Beacon Inn Limited Partnership
1800 W. Pasewalk Ave., Suite 200
Norfolk, NE 68701
Attention: Chief Financial Officer
Facsimile No. 402.371.4229

with a copy to:	McGrath North Mullin & Kratz, PC LLO
1601 Dodge Street, Suite 3700
Omaha, NE 68102
Attention: Jason Benson
Facsimile No. 402.952.6864

If to Operating Lessee:	TRS Subsidiary, LLC
1800 W. Pasewalk Ave., Suite 200
Norfolk, NE 68701
Attention: Chief Financial Officer
Facsimile No. 402.371.4229

with a copy to:	McGrath North Mullin & Kratz, PC LLO
1601 Dodge Street, Suite 3700
Omaha, NE 68102
Attention: Jason Benson
Facsimile No. 402.952.6864

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower and Operating Lessee, as applicable, shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender

Section 11.7 Trial by Jury.

BORROWER OPERATING LESSEE AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, OPERATING LESSEE AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice.

Neither Borrower nor Operating Lessee shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee, as applicable, and except with respect to matters for which neither Borrower nor Operating Lessee is, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower and Operating Lessee hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee, as applicable.

Section 11.12 Remedies of Borrower and Operating Lessee.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Operating Lessee’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity; Duty to Defend; Survival.

11.13.1 Expenses. Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements and any Rating Agency fees and disbursements) incurred by Lender in connection with (i) the ongoing performance of and compliance with agreements and covenants of any Borrower Party contained in this Agreement and the other Loan Documents including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from the Borrower Parties under this Agreement, the other Loan Documents or with respect to the Property or in connection with any “special servicing” of the Loan or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings (including, without limitation, loan servicing or special servicing fees, loan advances, and “work-out” and/or liquidation fees); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement.

11.13.2 General Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender Indemnitees (defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) that may be imposed upon or incurred by or asserted against any Lender Indemnitees and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (b) the use or intended use of the proceeds of the Loan; (c) ownership of the Security Instrument, the Property or any interest therein or receipt of any Rents; (d) any amendment to, or restructuring of, the Debt, and the Note, this Agreement, the Security Instrument, or any other Loan Documents; (e) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Agreement, the Security Instrument, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (f) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (h) any failure on the part of Borrower to perform or be in compliance with any of the terms of the Security Instrument; (i) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (j) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-S, Proceeds from Real Estate Transactions, or Form 1099-B, Statement for Recipients of Proceeds from Real Estate Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Security Instrument is made; (k) any failure of the Property to be in compliance with any Legal Requirements; (l) the enforcement by any Lender Indemnitees of the provisions of this Section 11.13; (m) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (n) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (o) any misrepresentation made by Borrower in this Agreement, the Security Instrument or any other Loan Document; provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Losses arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Losses incurred by the Lender Indemnitees. Any amounts payable to Lender by reason of the application of this Section 11.13 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender Indemnitees until paid.

For purposes of this Section 11.13, the term “Lender Indemnitees” shall mean Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

11.13.3 Mortgage Tax Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Lender Indemnitee and directly or indirectly arising out of or in any way relating to (i) any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, or (ii) any transfer tax incurred by any Lender Indemnitee in connection with the exercise of remedies hereunder, under the Security Instrument or under any other Loan Documents.

11.13.4 ERISA Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and/or 4.2.11 hereof.

11.13.5 Duty to Defend; Attorney’s Fees and Other Fees and Expenses. Upon written request by any Lender Indemnitee, Borrower shall defend such Lender Indemnitees (if requested by any Lender Indemnitee, in the name of the Lender Indemnitee) by attorneys and other professionals approved by the Lender Indemnitees. Notwithstanding the foregoing, any Lender Indemnitees may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Lender Indemnitees, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Lender Indemnitees, reimburse, the Lender Indemnitees for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

11.13.6 Survival. The obligations and liabilities of Borrower under this Section 11.13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

11.13.7 Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

Section 11.14 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Holdings LLC, or any of their Affiliates shall be subject to the prior approval of Lender. Notwithstanding the foregoing, the prior approval of Lender shall not be required with respect to any public disclosure made pursuant to any rules or regulations of the U.S. Securities and Exchange Commission or any news release which contains substantially similar information.

Section 11.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, each of Borrower and Operating Lessee, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower and/or Operating Lessee, as applicable, Borrower’s and/or Operating Lessee’s, as applicable, members or partners and others with interests in Borrower and/or Operating Lessee, as applicable, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever (including, without limitation, those rights granted pursuant to North Carolina General Statute 26-7).

Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

Each of Borrower and Operating Lessee hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Keystone Commercial Capital (“Broker”). Borrower shall indemnify, defend and hold Lender Indemnitees harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender Indemnitee’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22 Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Operating Lessee to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower, Operating Lessee or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower or Operating Lessee (but specifically excluding Guarantor) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower and/or Operating Lessee only to the extent of Borrower’s or Operating Lessee’s, as applicable, interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or Operating Lessee or any of the Exculpated Parties, in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower and/or Operating Lessee as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, or similar instrument made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the assignment of leases and rents contained in the Security Instrument; (f) impair the right of Lender to enforce the provisions of the Environmental

Indemnity or of Section 4.1.6(i) hereof; (g) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower and/or Operating Lessee, by money judgment or otherwise, to the extent of any Losses incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following:

(i) fraud or willful misrepresentation by Borrower, Operating Lessee, any of the Exculpated Parties or any Borrower Party in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower, Operating Lessee, any of the Exculpated Parties or any Borrower Party in connection with the Loan;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;

(iv) waste to the Property (or any portion thereof) caused by intentional acts or intentional omissions of Borrower, Operating Lessee, any Exculpated Party, or any Borrower Party, or the removal or disposal of any portion of the Property after an Event of Default;

(v) the misapplication, misappropriation or conversion by Borrower, Operating Lessee, any of the Exculpated Parties or the Borrower Parties of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default or (D) any Tenant security deposits or Rents collected in advance;

(vi) any Personal Property taken from the Property by or on behalf of Borrower, Operating Lessee, any of the Exculpated Parties or the Borrower Parties, and not replaced with Personal Property of the same utility and of the same or greater value;

(vii) any act of arson by Borrower, Operating Lessee, any of the Exculpated Parties, or any Borrower Parties;

(viii) any fees or commissions paid by Borrower or Operating Lessee, or on behalf of Borrower or Operating Lessee, as applicable, after the occurrence of an Event of Default to any Exculpated Party or any Borrower Party in violation of the terms of the Note, this Agreement, the Security Instrument or the other Loan Documents;

(ix) failure to pay Taxes, charges for labor or materials, or other charges that can create Liens on any portion of the Property and/or the failure to pay Insurance Premiums in accordance with the terms hereof;

(x) any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of such Individual Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(xi) any failure by Borrower and/or Operating Lessee to permit on-site inspections of any Individual Property as required by this Agreement and/or the other Loan Documents;

(xii) any failure of Operating Lessee to appoint a new property manager upon the request of Lender as required by the terms of this Agreement and/or the other Loan Documents;

(xiii) Borrower’s and/or Operating Lessee’s breach of, or failure to comply with, the representations, warranties and covenants contained in the Franchise Provisions, Section 4.1.5 and/or Section 4.1.9(c) hereof;

(xiv) Borrower’s indemnification of Lender set forth in Sections 9.2, 11.13.3, and 11.13.4 hereof;

(xv) any litigation or other legal proceeding related to the Debt filed by Borrower, Operating Lessee, any Borrower Party or any Exculpated Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents;

(xvi) the seizure or forfeiture of any Individual Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing by Borrower, any of the Exculpated Parties, or any Borrower Parties;

(xvii) Borrower’s failure to make the Condemnation Payment, if required, pursuant to Section 5.3.1 hereof;

(xviii) Borrower’s failure to make the Property Release Paydown, if required, pursuant to Section 2.6 hereof;

(xix) Borrower and/or Operating Lessee fail to provide financial information to Lender as required by this Agreement;

(xx) Borrower’s and/or Operating Lessee’s failure to make the condemnation payment to Franchisor, as required pursuant to Section 12.2 of the DI Farmville Franchise Agreement;

(xxi) a casualty to the Key Largo Property caused by a windstorm; and/or

(xxii) Borrower’s failure to maintain loss of income coverage for the peril of windstorm at the Key Largo Property.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under this Agreement and the Note is not paid when due; (ii) Borrower fails to comply with the provisions of Section 4.2.1 hereof or Article 8 hereof; (iii) Borrower and/or Operating Lessee fail to comply with any provision of Section 3.1.24 hereof; (iv) Borrower and/or Operating Lessee fail to comply with the institution of cash management generally; (v) Borrower, Operating Lessee, or any SPC Party files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (vi) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, Operating Lessee or any SPC Party, files, or joins in the filing of, an involuntary petition against Borrower, Operating Lessee or any SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Operating Lessee or any SPC Party from any Person; (vii) Borrower, Operating Lessee or any SPC Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (viii) any Affiliate, officer, director, or representative which Controls Borrower, Operating Lessee or any SPC Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Operating Lessee or any SPC Party or any portion of the Property; (ix) Borrower, Operating Lessee or any SPC Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (x) there is substantive consolidation of Borrower (or any Restricted Party) with any other Person in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates, (xi) Borrower (or any Restricted Party) contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Guarantor or its Affiliates; (xii) Borrower (or any Restricted Party) accepts from any Guarantor or Guarantor solicits or provides any debtor-in-possession financing to Borrower in the event Borrower (or any Restricted Party) is the subject of a bankruptcy or insolvency proceeding; (xiii) [intentionally omitted]; or (xiv) the Franchise Agreement is terminated, cancelled or otherwise ceases to exist (other than as a result of Franchisor exercising a termination right set forth on Schedule XVIII attached hereto).

The obligations and liabilities of Borrower and Operating Lessee, as applicable, under this Section 11.22 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Section 11.23 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the application letter dated July 13, 2012 (as amended) between Supertel Hospitality REIT Trust, a Maryland trust and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24 Servicer.

(a) At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement other than, upon the occurrence and during the continuance of a Cash Sweep Period, a monthly cash management fee equal to $500.00. Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and/or Operating Lessee, as applicable, pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c) Provided Borrower and/or Operating Lessee shall have been given notice of Servicer’s address by Lender, Borrower and/or Operating Lessee shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower and/or Operating Lessee shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25 Joint and Several Liability.

If more than one Person has executed this Agreement as “Borrower” or “Operating Lessee,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26 Creation of Security Interest.

Notwithstanding any other provision set forth in this Agreement, the Note, the Security Instrument or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Security Instrument and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27 Assignments and Participations.

(a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

(b) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(c) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or Participant or proposed assignee or Participant, as the case may be, any information relating to Borrower, Operating Lessee or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower, Operating Lessee or any of its Affiliates.

(d) Upon such assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of Lender under this Agreement.

(e) In connection with any Secondary Market Transaction, including, without limitation, any assignment or participation pursuant to this Section 11.27, at the request of Lender, Borrower shall (i) appoint, as its agent, a registrar and transfer agent (the “Register”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code, and (ii) otherwise cooperate with Lender in order to cause the Note to be in registered form pursuant to Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Register shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Register, effective upon the effectiveness of the appointment of a replacement Register, reasonably acceptable to Lender. The Register shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.28 Set-Off.

In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to Borrower and/or Operating Lessee, as applicable, any such notice being expressly waived by each of Borrower and Operating Lessee, as applicable, to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower and/or Operating Lessee, as applicable, hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower and/or Operating Lessee, as applicable. Lender agrees promptly to notify Borrower and/or Operating Lessee, as applicable, after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29 [Intentionally omitted].

Section 11.30 [Intentionally omitted].

Section 11.31 Cross-Default; Cross-Collateralization

(a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of all of the Individual Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instrument) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Property as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

(b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

(c) Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of each Security Instrument. If at any time Lender determines, based on applicable Legal Requirements, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property to an amount determined by Lender to be equal to the lesser of (i) the greater of the fair market value of the applicable Individual Property (1) as of the date hereof and (2) as of the date such supplemental affidavits are to be delivered to Lender, and (ii) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule VI hereof), and Borrower shall, on demand, pay any additional taxes.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Cynthia Eckes
Name:	Cynthia Eckes
Title:	Authorized Signatory

BORROWER:

SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership

By:	Solomons GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

OPERATING LESSEE:

TRS SUBSIDIARY, LLC, a Delaware limited liability company

By: TRS Leasing, Inc., a Virginia corporation, its sole member

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

SCHEDULE I

[Intentionally omitted]

SCHEDULE II

REQUIRED REPAIRS

(attached hereto)

SCHEDULE III

ORGANIZATIONAL CHART

SCHEDULE IV

[Intentionally omitted]

SCHEDULE V

DESCRIPTION OF REA

1.	That certain Deed, dated May 29, 1997, between 544 Associates and Humphrey Hospitality Limited Partnership, which is recorded in the Office of the Recorder of Deeds of Franklin County, Pennsylvania, in Book 1337, Page 389.

2.	That certain Covenants, Conditions and Restrictions Agreement, dated March 1, 1998, between Cleveland Venture and CMH Hotel Corporation, and recorded with the Register of Deeds of Cleveland County, North Carolina in Book 1032, Page 519.

3.	That certain Warranty Deed, dated June 29, 1998, between Cleveland Venture and CMH Hotel Corporation, and recorded with the Register of Deeds of Cleveland County, North Carolina in Book 1032, Page 514.

4.	That certain Deed, dated December 27, 1985, between Andrew Oleksa, Georgia Oleksa, Robert Shuman, Elizabeth Shuman, and Morgantown Lodging Associates Limited Partnership, and recorded in the Office of the Clerk of the County Commission of Monongalia County, West Virginia in Deed Book 936, at page 139.

5.	That certain Cross-Easement Agreement by and between Farmville Motor Inn Limited partnership, a Virginia limited partnership, Bonnie S. Smith an Jerry H. Mathews, Trustees, Farmville Motor Inn Restaurants Associates Limited, a Virginia limited partnership, and Bonnie S. Smith and Marshal L. Ellett, Trustees, dated as of November 4, 1985, recorded in Deed Book 232, page 512, as amended by that certain Amended Cross-Easement Agreement, dated as of June 23, 1988, recorded in Deed Book 245, page 68, each recorded with the Clerk’s Office of Prince Edward County, Virginia.

6.	That certain Declaration of Easements, Covenants, Conditions and Restrictions by and between Citizens State Bank of Woodville and C.J. Raymond, dated as of December 19, 1989, recorded with the office of Register of Deeds for Dunn County, Wisconsin, in Volume 401 of Records, page 56, as Document Number 384435.

7.	That certain Declaration of Easement by DNR, dated March 31, 1987, recorded in Volume 315 of Record, page 757, as Document Number 457353, as amended by that certain Amendment to Declaration of Easement, recorded in Volume 316 of Record, page 479, as Document Number 457647, as further amended by that certain Amendment II to Declaration of Easement, recorded in Volume 342, page 468, as Document Number 469678, and as further amended by that certain Amendment III to Declaration of Easement, recorded in Volume 347, page 59, as Document Number 471764, each recorded with the office of the Register of Deeds for Columbia County, Wisconsin.

SCHEDULE VI

ALLOCATED LOAN AMOUNTS

Asset #	City	State	Flag	Loan Amount

1	Key Largo	Florida	Key West Inn	$1,814,000
2	Burlington	Iowa	Super 8	$1,100,000
3	Coralville	Iowa	Super 8	$1,759,000
4	Creston	Iowa	Super 8	$1,814,000
5	Keokuk	Iowa	Super 8	$1,429,000
6	Mt. Pleasant	Iowa	Super 8	$715,000
7	Storm Lake	Iowa	Super 8	$1,209,000
8	Pittsburg	Kansas	Super 8	$715,000
9	Danville	Kentucky	Quality Inn	$715,000
10	O’Neill	Nebraska	Super 8	$1,319,000
11	Shelby	North Carolina	Hampton Inn	$2,639,000
12	Chambersburg	Pennsylvania	Comfort Inn	$1,100,000
13	New Castle	Pennsylvania	Comfort Inn	$1,759,000
14	Cleveland	Tennessee	Hampton Inn	$1,045,000
15	Culpeper	Virginia	Comfort Inn	$1,209,000
16	Farmville CI	Virginia	Comfort Inn	$1,704,000
17	Farmville DI	Virginia	Days Inn	$1,100,000
18	Rocky Mount	Virginia	Comfort Inn	$660,000
19	Morgantown	West Virginia	Comfort Inn	$2,639,000
20	Princeton	West Virginia	Comfort Inn	$1,759,000
21	Menomonie	Wisconsin	Super 8	$1,539,000
22	Portage	Wisconsin	Super 8	$880,000

SCHEDULE VII-1

FRANCHISE AGREEMENTS

Chambersburg, Pennsylvania (Comfort Inn)

1.	Comfort Franchise Agreement, dated as of May 29, 1997, by and between Choice Hotels Franchising, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Hardware Sublease Agreement, dated as of July 21, 1999, by and between Choice Hotels International Services Corp., a Delaware corporation, and Humphrey Hospitality Management, Inc. a Maryland corporation.

3.	Technology Services Agreement and Software License, dated as of July 21, 1999, by and between Choice Hotels International Services Corp., a Delaware corporation, and Humphrey Hospitality Management, Inc. a Maryland corporation.

4.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

5.	Addendum No. 1, dated as of June 10, 2005, by and between Choice Hotels International., Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

6.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware Corporation.

Culpeper, Virginia (Comfort Inn)

1.	Comfort Franchise Agreement, dated as of March 12, 1997, by and between Choice Hotels Franchising, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Technology Services Agreement and Software License, dated as of September 22, 1999, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

3.	Addendum No.1, dated as of March 5, 1997, by and between Choice Hotels Franchising, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

4.	Hardware Sublease Agreement, dated as of September 22, 1999, by and between Choice Hotels International Services Corp., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

5.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

6.	Technology Services Agreement and Software License, dated as of September 19, 2005, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

7.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

Farmville, Virginia (Comfort Inn)

1.	Comfort Inn Franchise Agreement, dated as of November 29, 1994, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Technology Services Agreement and Software License, dated as of August 27, 1999, by and between Choice Hotels International, Inc. a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

3.	Hardware Sublease Agreement, dated as of August 27, 1999, by and between Choice Hotels International Services Corp., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

4.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

5.	Addendum No. 1, dated as of July 1, 2008, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

6.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

Morgantown, West Virginia (Comfort Inn)

1.	Comfort Inn Franchise Agreement, dated as of November 29, 1994, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

3.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Maryland corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, a Delaware corporation.

New Castle, Pennsylvania (Comfort Inn)

1.	Comfort Franchise Agreement, dated as of March 17, 1997, by and between Choice Hotels Franchising, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Addendum, dated as of March 25, 1997, by and between Choice Hotels Franchising, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

3.	Technology Services Agreement and Software License, dated as of August 9, 1999, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

4.	Hardware Sublease Agreement, dated as of August 9, 1999, by and between Choice Hotels International, Inc., a Delaware corporation and Humphrey Hospitality Management, Inc., a Maryland corporation.

5.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

6.	Technology Services Agreement and Software License, dated as of September 19, 2005, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing Inc., a Virginia corporation.

7.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

Princeton, West Virginia (Comfort Inn)

1.	Comfort Inn Franchise Agreement, dated as of November 29, 1994, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Addendum, dated as of February 17, 1995, by and between Choice Hotels International, a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

3.	Technology Services Agreement and Software License, dated as of December 14, 1999, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality, Inc., a Maryland corporation.

4.	Hardware Sublease Agreement, dated as of December 14, 1999, by and between Choice Hotels International Services Corp, a Delaware corporation, and Humphrey Hospitality, Inc., a Maryland corporation.

5.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

6.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

7.	Addendum No. 2, dated as of April 9, 2012, by and between Choice Hotels International, Inc., a Delaware Corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Rocky Mount, Virginia (Comfort Inn)

1.	Comfort Inn Franchise Agreement, dated as of September 2, 1998, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

2.	Addendum No. 1, dated as of October 19, 1998, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

3.	Technology Services Agreement and Software License, dated as of August 5, 1999, by and between Choice Hotels International, Inc., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

4.	Hardware Sublease Agreement, dated as of August 5, 1999, by and between Choice Hotels International Services Corp., a Delaware corporation, and Humphrey Hospitality Management, Inc., a Maryland corporation.

5.	Assignment and Assumption of Franchise Agreement, dated as of September 23, 2004, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Choice Hotels International, Inc., a Delaware corporation.

6.

2nd Assignment and Assumption of Franchise Agreement, dated as of September 30, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

7.	Addendum No. 2, dated as of August 6, 2012, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Danville, Kentucky (Quality Inn)

1.	Choice Hotels International, Inc. Franchise Agreement, dated as of June 30, 2012 by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Addendum No. 1, dated as of June 15, 2010, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Addendum No. 2, dated as of May 27, 2010, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

4.	Addendum No. 3, dated as of December 21, 2010, by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

5.	Assignment and Assumption of Franchise Agreement, dated as of August 1, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary LLC, a Delaware limited liability company, and Choice Hotels International, Inc., a Delaware corporation.

Cleveland, Tennessee (Hampton Inn)

1.	Franchise License Agreement, dated as of October 26, 2004, by and between Promus Hotels, Inc., a Delaware corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Shelby, North Carolina (Hampton Inn)

1.	Franchise License Agreement, dated as of October 26, 2004, by and between Promus Hotels, Inc., a Delaware corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

2.	Guarantee of Franchise License Agreement, dated as of October 26, 2004, by and between Humphrey Hospitality Trust, Inc., a Virginia corporation, and Solomons Beacon Inn Limited Partnership, a Maryland limited partnership.

3.	Notice of Non-Renewal Letter, dated as of February 17, 2010, by and between Promus Hotels, Inc., a Delaware corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Key Largo, Florida (Key West Inn)

1.	Letter of Commitment, dated as of December 12, 2007, by and between TRS Leasing, Inc., a Virginia corporation, and Key West Inns, Inc., an Alabama corporation.

2.	Key West Inns, Inc., License Agreement, dated as of December 20, 2007, by and between Key West Inns, Inc., an Alabama corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Assignment and Assumption Agreement, dated as of August 20, 2011, by and between TRS Leasing, Inc., a Virginia corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Burlington, Iowa (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Satellite Connectivity Services Addendum, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc. as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

4.	Addendum to the Franchise Agreement, dated as of October 3, 2011, by and between Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

5.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and among, TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

Coralville, Iowa (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Satellite Connectivity Services Addendum, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc. as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

4.	Addendum to the Franchise Agreement, dated as of October 3, 2011, by and between Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Subsidiary, LLC., a Delaware limited liability company.

5.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

Creston, Iowa (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of September 20, 1998, by and between Super 8 Motels, Inc., a South Dakota corporation, and Supertel Hospitality, Inc., a Delaware corporation.

2.	Hospitality Technology Trust Hardware, Installation and Training Agreement, dated as of September 20, 1998 by and between Hospitality Technology Trust, a Delaware business trust, and Super 8 Motels, Inc., a South Dakota corporation.

3.	Software and Services Agreement, dated as of September 20, 1998, by and between Super 8 Motels, Inc., a South Dakota corporation, and Super 8 Motels, Inc., a South Dakota corporation.

4.	Assignment and Assumption Agreement, dated as of October 20, 1999, by and between Supertel Hospitality, Inc., a Delaware corporation, Humphrey Hospitality Trust, Inc., a Virginia corporation, Supertel Hospitality Management, Inc., a Maryland corporation, and Super 8 Motels, Inc., a South Dakota corporation.

5.	Master Assignment and Assumption Agreement, dated as of January 1, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc., a South Dakota corporation.

6.	Assignment and Assumption Agreement dated as of January 1, 2002, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

7.	Master Assignment and Assumption Agreement, dated as of April 3, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc., a South Dakota corporation.

8.	Assignment and Assumption Agreement, dated as of November 26, 2002, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

9.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

Keokuk, Iowa (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., a successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

4.	Addendum, dated as of October 3, 2011, by and between TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

5.	Room Change Amendment Letter, dated as of October 7, 2011, by and between TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

Menomonie, Wisconsin (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of April 1, 1997, by and between Super 8 Motels, Inc., a South Dakota corporation, and Supertel Hospitality, Inc., a Delaware corporation.

2.	Assignment and Assumption Agreement, dated as of October 20, 1999, by and between Supertel Hospitality, Inc., a Delaware corporation, Humphrey Hospitality Trust, Inc., a Virginia corporation, Supertel Hospitality Management, Inc., a Maryland corporation, and Super 8 Motels, Inc., a South Dakota corporation.

3.	Assignment and Assumption Agreement, dated as of January 1, 2002, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

4.	Master Assignment and Assumption Agreement, dated as of January 1, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc., a South Dakota corporation.

5.	Master Assignment and Assumption Agreement, dated as of April 3, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc. a South Dakota corporation.

6.	Assignment and Assumption Agreement, dated as of November 26, 2002, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

7.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Mount Pleasant, Iowa (Super 8)

1.	Super 8 Worldwide, Inc. Franchise Agreement, dated as of November 30, 2010, by and between Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

3.	Addendum, dated as of October 3, 2011, by and between TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

O’Neill, Nebraska (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of August 31, 2002, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Assignment and Assumption Agreement, dated as of November 26, 2002, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a New Jersey corporation.

3.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

Pittsburg, Kansas (Super 8)

1.	Super 8 Worldwide, Inc. Franchise Agreement, dated as of November 30, 2010, by and between Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Assignment and Assumption Agreement, dated as of October 31, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

Portage, Wisconsin (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of June 7, 1996, by and between Super 8 Motels, Inc., a South Dakota corporation, and Supertel Hospitality, Inc., a Delaware corporation.

2.	Assignment and Assumption Agreement, dated as of October 20, 1999, by and between Supertel Hospitality, Inc., a Delaware corporation, Humphrey Hospitality Trust, Inc., a Virginia corporation, Supertel Hospitality Management, Inc., a Maryland corporation, and Super 8 Motels, Inc., a South Dakota corporation.

3.	Assignment and Assumption Agreement, dated as of January 1, 2002, by and between Humphrey Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

4.	Master Assignment and Assumption Agreement, dated as of January 1, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc., a South Dakota corporation.

5.	Master Assignment and Assumption Agreement, dated as of April 3, 2002, by and between Supertel Hospitality Management, Inc., a Maryland corporation, TRS Leasing, Inc., a Virginia corporation, and Super 8 Motels, Inc., a South Dakota corporation.

6.	Assignment and Assumption Agreement, dated as of November 26, 2002, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, Super 8 Motels, Inc., a South Dakota corporation, Ramada Franchise Systems, Inc., a New Jersey corporation, and Days Inns Worldwide, Inc., a Delaware corporation.

7.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company.

Storm Lake, Iowa (Super 8)

1.	Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Satellite Connectivity Services Addendum, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Amendment to Franchise Agreement, dated as of December 18, 2008, by and between Super 8 Worldwide, Inc., as successor in interest to Super 8 Worldwide, Inc., a South Dakota corporation, and TRS Leasing, Inc., a Virginia corporation.

4.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

5.	Addendum, dated as of October 3, 2011, by and between TRS Subsidiary, LLC, a Delaware limited liability company, and Super 8 Worldwide, Inc., a South Dakota corporation.

Farmville, Virginia (Days Inn)

1.	Days Inn Worldwide, Inc. License Agreement, dated as of March 30, 2007, by and between Days Inns Worldwide, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

2.	Amendment to License Agreement, dated as of December 5, 2007, by and between Days Inns Worldwide, Inc., a Delaware corporation, and TRS Leasing, Inc., a Virginia corporation.

3.	Assignment and Assumption Agreement, dated as of October 3, 2011, by and between TRS Leasing, Inc., a Virginia corporation, TRS Subsidiary, LLC, a Delaware limited liability company, and Days Inns Worldwide, Inc., a Delaware corporation.

SCHEDULE VII-2

FRANCHISE AGREEMENT TERMINATION DATES

Property #	City	State	Franchise	Franchisor	Expiration Date
PA222	Chambersburg	PA	Comfort Inn	Choice Hotels International, Inc.	May 29, 2017
VA431	Culpeper	VA	Comfort Inn	Choice Hotels International, Inc.	March 1, 2017
VA426	Farmville	VA	Comfort Inn	Choice Hotels International, Inc.	November 29, 2014
WV404	Morgantown	WV	Comfort Inn	Choice Hotels International, Inc.	November 29, 2014
PA412	New Castle	PA	Comfort Inn	Choice Hotels International, Inc.	March 17, 2017
WV402	Princeton	WV	Comfort Inn	Choice Hotels International, Inc.	November 29, 2014
VA120	Rocky Mount	VA	Comfort Inn	Choice Hotels International, Inc.	September 2, 2018
KY245	Danville	KY	Quality Inn	Choice Hotels International, Inc.	December 22, 2030

306	Cleveland	TN	Hampton Inn	Hilton Hotels Corporation	March 3, 2013
368	Shelby	NC	Hampton Inn	Hilton Hotels Corporation	April 26, 2013
340	Key Largo	FL	Key West Inn	Hospitality Ventures, LLC	December 20, 2017

3390	Burlington	IA	Super 8	Super 8 Worldwide, Inc.	February 28, 2028
3415	Coralville	IA	Super 8	Super 8 Worldwide, Inc.	April 30, 2027
3470	Creston	IA	Super 8	Super 8 Motels, Inc.	September 19, 2018
3407	Keokuk	IA	Super 8	Super 8 Worldwide, Inc.	April 30, 2027
3371	Menomonie	WI	Super 8	Super 8 Motels, Inc.	March 31, 2017
3454	Mount Pleasant	IA	Super 8	Super 8 Worldwide, Inc.	December 31, 2031
3829	O’Neill	NE	Super 8	Super 8 Motels, Inc.	August 30, 2022
3600	Pittsburg	KS	Super 8	Super 8 Worldwide, Inc.	December 31, 2031
3360	Portage	WI	Super 8	Super 8 Motels, Inc.	June 6, 2016
3414	Storm Lake	IA	Super 8	Super 8 Worldwide, Inc.	December 31, 2030
5498	Farmville	VA	Days Inn	Days Inn Worldwide, Inc.	October 31, 2024

SCHEDULE VIII

FRANCHISOR

Property #	City	State	Franchise	Franchisor
PA222	Chambersburg	PA	Comfort Inn	Choice Hotels International, Inc.
VA431	Culpeper	VA	Comfort Inn	Choice Hotels International, Inc.
VA426	Farmville	VA	Comfort Inn	Choice Hotels International, Inc.
WV404	Morgantown	WV	Comfort Inn	Choice Hotels International, Inc.
PA412	New Castle	PA	Comfort Inn	Choice Hotels International, Inc.
WV402	Princeton	WV	Comfort Inn	Choice Hotels International, Inc.
VA120	Rocky Mount	VA	Comfort Inn	Choice Hotels International, Inc.
KY245	Danville	KY	Quality Inn	Choice Hotels International, Inc.

306	Cleveland	TN	Hampton Inn	Hilton Hotels Corporation
368	Shelby	NC	Hampton Inn	Hilton Hotels Corporation
340	Key Largo	FL	Key West Inn	Hospitality Ventures, LLC

3390	Burlington	IA	Super 8	Super 8 Worldwide, Inc.
3415	Coralville	IA	Super 8	Super 8 Worldwide, Inc.
3470	Creston	IA	Super 8	Super 8 Motels, Inc.
3407	Keokuk	IA	Super 8	Super 8 Worldwide, Inc.
3371	Menomonie	WI	Super 8	Super 8 Motels, Inc.
3454	Mount Pleasant	IA	Super 8	Super 8 Worldwide, Inc.
3829	O’Neill	NE	Super 8	Super 8 Motels, Inc.
3600	Pittsburg	KS	Super 8	Super 8 Worldwide, Inc.
3360	Portage	WI	Super 8	Super 8 Motels, Inc.
3414	Storm Lake	IA	Super 8	Super 8 Worldwide, Inc.
5498	Farmville	VA	Days Inn	Days Inn Worldwide, Inc.

SCHEDULE IX

INDIVIDUAL PROPERTIES

Property #	City	Property	Address	State	Zip
PA222	Chambersburg	Comfort Inn	3301 Black Gap Road	PA	17201-9737
VA431	Culpeper	Comfort Inn	890 Willis Lane	VA	22701-4372
VA426	Farmville	Comfort Inn	2108 South Main Street	VA	23901-2592
WV404	Morgantown	Comfort Inn	225 Comfort Inn Road	WV	26508-3500
PA412	New Castle	Comfort Inn	1740 New Butler Road	PA	16101-3119
WV402	Princeton	Comfort Inn	136 Ambrose Lane	WV	24740-9564
VA120	Rocky Mount	Comfort Inn	1730 North Main Street	VA	24151-6365
KY245	Danville	Quality Inn	96 Daniel Drive	KY	40422-2527

306	Cleveland	Hampton Inn	185 James Ashbury Drive NW	TN	37312-2977
368	Shelby	Hampton Inn	2012 East Marion Street	NC	28152-6221
340	Key Largo	Key West Inn	201 Ocean Drive	FL	33037-4325

3390	Burlington	Super 8	3001 Kirkwood	IA	52601-2043
3415	Coralville	Super 8	611 First Avenue	IA	52241-2101
3470	Creston	Super 8	804 West Taylor	IA	50801-3534
3407	Keokuk	Super 8	3511 Main Street	IA	52632-2068
3371	Menomonie	Super 8	1622 North Broadway	WI	54751-1318
3454	Mount Pleasant	Super 8	1000 North Grand Avenue	IA	52641-3111
3829	O’Neill	Super 8	106 East Highway 20	NE	68763-2112
3600	Pittsburg	Super 8	3108 North Broadway	KS	66762-2633
3360	Portage	Super 8	3000 New Pinery Road	WI	53901-9200
3414	Storm Lake	Super 8	101 West Milwaukee Avenue	IA	50588-1863
5498	Farmville	Days Inn	2015 South Main Street	IA	23901-2564

SCHEDULE X

EQUIPMENT LEASES

1.	Conditional Agreement Governing Multiple Lease Agreements between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated June 5, 2000

2.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated June 9, 2000

3.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated June 9, 2000

4.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated June 9, 2000

5.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated November 15, 2000

6.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated December 11, 2000

7.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated February 14, 2001

8.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated February 24, 2001

9.	Traveler’s Protection Warranty Plan Lease Agreement for Additional Multiple Properties between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated July 7, 2001

10.	Limited Warranty Plan Lease Agreement between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated April 18, 2005

11.	Limited Warranty Plan Lease Agreement between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated May 10, 2007

12.	Limited Warranty Plan Lease Agreement between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated May 10, 2007

13.	Limited Warranty Plan Lease Agreement between Safemark Systems, L.P. and Supertel Hospitality Management, Inc. dated May 10, 2007

14.	Cancellation Letter for 15 locations to Safemark Systems, L.P. from Supertel Hospitality, Inc. dated April 20, 2012

15.	Cancellation Letter for 18 locations to Safemark Systems, L.P. from Supertel Hospitality, Inc. dated October 1, 2012

SCHEDULE XI

COMMERCIAL LEASES

1.	The Key Largo Lease

SCHEDULE XII

SMITH TRAVEL REPORTS

SCHEDULE XIII

INTENTIONALLY OMITTED

SCHEDULE XIV

MANAGER

Manager	Property #	City	Property	Address	State	Zip
Strandco, Inc.	PA222	Chambersburg	Comfort Inn	3301 Black Gap Road	PA	17201-9737
Strandco, Inc.	VA431	Culpeper	Comfort Inn	890 Willis Lane	VA	22701-4372
Strandco, Inc.	VA426	Farmville	Comfort Inn	2108 South Main Street	VA	23901-2592
Strandco, Inc.	WV404	Morgantown	Comfort Inn	225 Comfort Inn Road	WV	26508-3500
Strandco, Inc.	PA412	New Castle	Comfort Inn	1740 New Butler Road	PA	16101-3119
Strandco, Inc.	WV402	Princeton	Comfort Inn	136 Ambrose Lane	WV	24740-9564
Strandco, Inc.	VA120	Rocky Mount	Comfort Inn	1730 North Main Street	VA	24151-6365
Hospitality Management Advisors, Inc.	KY245	Danville	Quality Inn	96 Daniel Drive	KY	40422-2527
Strandco, Inc.	306	Cleveland	Hampton Inn	185 James Ashbury Drive NW	TN	37312-2977
Strandco, Inc.	368	Shelby	Hampton Inn	2012 East Marion Street	NC	28152-6221
Hospitality Management Advisors, Inc.	340	Key Largo	Key West Inn	201 Ocean Drive	FL	33037-4325
Kinseth Hotel Corporation	3390	Burlington	Super 8	3001 Kirkwood	IA	52601-2043
Kinseth Hotel Corporation	3415	Coralville	Super 8	611 First Avenue	IA	52241-2101
Kinseth Hotel Corporation	3470	Creston	Super 8	804 West Taylor	IA	50801-3534
Kinseth Hotel Corporation	3407	Keokuk	Super 8	3511 Main Street	IA	52632-2068
Kinseth Hotel Corporation	3371	Menomonie	Super 8	1622 North Broadway	WI	54751-1318
Kinseth Hotel Corporation	3454	Mount Pleasant	Super 8	1000 North Grand Avenue	IA	52641-3111
Kinseth Hotel Corporation	3829	O’Neill	Super 8	106 East Highway 20	NE	68763-2112
Kinseth Hotel Corporation	3600	Pittsburg	Super 8	3108 North Broadway	KS	66762-2633
Kinseth Hotel Corporation	3360	Portage	Super 8	3000 New Pinery Road	WI	53901-9200
Kinseth Hotel Corporation	3414	Storm Lake	Super 8	101 West Milwaukee Avenue	IA	50588-1863
Strandco, Inc.	5498	Farmville	Days Inn	2015 South Main Street	IA	23901-2564

SCHEDULE XV

PRIOR PROPERTY

Address	City	State	Zip
1654 North Dupont Highway	Dover	Delaware	19901
5218 17th Street East	Ellenton	Florida	34222
4915 17th Street East	Ellenton Shoney’s	Florida	34222
1711 Lincoln Way	Clinton	Iowa	52732
105 East Oskaloosa	Pella	Iowa	50219
1223 Omaha Avenue	Norfolk	Nebraska	68701
1890 Highway 45 Bypass	Jackson	Tennessee	38305

211 Waukechon Street	Shawano	Wisconsin	54166

2608 South US Highway 421	Harlan	Kentucky	40831
255 Lore Road	Solomons	Maryland	20688

SCHEDULE XVI

INSURANCE CLAIMS

(ATTACHED HERETO)

SCHEDULE XVII

FUTURE WORK TO BE PERFORMED BY FRANCHISEE

1.	Borrower is contemplating rebranding the Cleveland, TN property from a Hampton Inn to a Clarion Inn on or about March 3, 2013. Borrower currently estimates that the PIPs associated with such rebranding will be approximately $160,000.

2.	Borrower is contemplating rebranding the Shelby, NC property from a Hampton Inn to a Comfort Inn on or about April 26, 2013. Borrower currently estimates that the PIPs associated with such rebranding will be approximately $391,000.

SCHEDULE XVIII

FRANCHISOR TERMINATION RIGHTS

1.	Section 3 to that certain Choice Hotels International, Inc. Franchise Agreement, dated as of June 30, 2012 by and between Choice Hotels International, Inc., a Delaware corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.

2.	Section 3 to that certain Key West Inns, Inc., License Agreement, dated as of December 20, 2007, by and between Key West Inns, Inc., an Alabama corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.

3.	Section 18.1.2 to that certain Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.

4.	Section 18.1.2 to that certain Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.

5.	Section 18.1.2 to that certain Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.

6.	Section 18.1.2 to that certain Super 8 Motels, Inc. Franchise Agreement, dated as of March 30, 2007, by and between Super 8 Motels, Inc., a South Dakota corporation, and TRS Subsidiary, LLC, a Delaware limited liability company, as amended, modified, supplemented, assigned and assumed.